Exhibit 10.1 Execution Version - 1 - Exchange Agreement April 12, 2025 Better Home & Finance Holding Company 1 World Trade Center 285 Fulton St., 80th Floor, Suite A New York, NY 10007 Re: Exchange of Better Home & Finance Holding Company 1.00% Senior Subordinated Convertible Notes Due 2028 Ladies and Gentlemen: SB Northstar LP, a Cayman Islands exempted limited partnership (the “Investor”), hereby agrees with Better Home & Finance Holding Company, a Delaware corporation (the “Company”), to exchange (the “Exchange”) $533,884,514 aggregate principal amount of the Company’s 1.00% Senior Subordinated Convertible Notes due 2028 (the “Old Notes”), of which Investor is the beneficial owner (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for: (a) the Company’s new 6.00% Senior Secured Notes due 2028 (the “New Notes”) having an aggregate principal amount of $155,000,000; and (b) a cash payment of $110,000,000 (the “Cash Payment”), in each case, pursuant to and subject to the terms set forth in this Exchange Agreement (the “Exchange Agreement”). The Old Notes were issued pursuant to that certain Indenture (the “Old Notes Indenture”), dated as of August 22, 2023, by and among the Company, as issuer, certain subsidiaries of the Company party thereto, as Subsidiary Guarantors (as defined therein), and GLAS Trust Company LLC, as trustee. The New Notes will be issued pursuant to the provisions of an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) by and among the Company, as issuer, GLAS Trust Company LLC, as trustee (in such capacity, the “New Notes Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) and certain subsidiaries of the Company party thereto, as Guarantors, substantially in the form set forth as Exhibit B hereto. Capitalized terms used but not defined herein have the meanings given in the Indenture. The Investor understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the New Notes and the guarantees of the New Notes by the Guarantors (as defined in the Indenture) (the “New Guarantees”) are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) in reliance upon a private placement exemption from registration under the Securities Act. 1. Agreement to Exchange. Subject to the terms and conditions of this Exchange Agreement, the Investor hereby agrees to exchange $533,884,514 aggregate principal amount of the Old Notes (and no other consideration) for (a) New Notes in an aggregate principal amount of $155,000,000; and (b) the Cash Payment.

- 2 - The Exchange will occur in accordance with the procedures set forth in Section 3 hereof. 2. The Closing. Subject to the satisfaction or valid waiver of all closing conditions set forth in Section 6, the closing of the Exchange (the “Closing”) will take place virtually on or before 10:00 a.m., New York City time, on April 28, 2025 or such other time and place as the Company and the Investor may mutually agree (such date, the “Closing Date”). 3. Exchange; Closing Mechanics. (a) At the Closing, (i) the Investor shall deliver or cause to be delivered to the Company all right, title and interest in and to the Old Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Old Notes, free and clear of any Liens (and no other consideration); (ii) the Company shall execute and deliver the Indenture; (iii) the Company shall execute, cause the New Notes Trustee to authenticate and cause to be delivered to the Investor, the New Notes by electronic certificate and recorded in book entry form in accordance with the terms of the Indenture; and (iv) the Company shall deliver to the Investor the Cash Payment by wire transfer of immediately available funds to the account as instructed by the Investor on Exhibit A hereto. The delivery and transfer of the Old Notes and delivery of the New Notes shall be effected by the electronic exchange of documents at the Closing. (b) Subject to the terms and conditions of this Exchange Agreement, effective as of the Closing, the Investor hereby waives any and all other rights with respect to the Old Notes and the Old Notes Indenture and releases and discharges the Company from any and all claims the Investor may now have, or may have in the future, arising out of, or related to, the Old Notes or the Old Notes Indenture, including, without limitation, any claims arising from any existing or past defaults under the Old Notes Indenture, or any claims that the Investor is entitled to receive additional interest with respect to the Old Notes. (c) All questions as to the form of all documents and the validity and acceptance of the Old Notes will be determined by the Company, in good faith, which determination will be final and binding. 4. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Investor and covenants that: (a) The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement, the Indenture and the New Notes and perform all of its obligations hereunder and thereunder. Each of the Guarantors is duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full power and authority to conduct its business as it is currently being conducted and to own its assets. Each of the Guarantors has full power and authority to consummate the

- 3 - Exchange and to enter into the Indenture and the New Notes and perform all of its obligations hereunder and thereunder. (b) Upon the Company’s delivery of the New Notes to the Investor pursuant to the Exchange, such New Notes will be free and clear of all Liens created by the Company (other than those expressly created in favor of the Investor pursuant to the Security Documents (as defined in the Indenture)). (c) Each New Note to be issued pursuant to this Exchange Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and in this Exchange Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture. Each of the New Guarantees has been duly authorized by the respective Guarantor and, when the New Notes have been issued, authenticated and delivered in the manner provided for in the Indenture and in this Exchange Agreement, each of the New Guarantees will be validly issued, will constitute a valid and binding obligation of the respective Guarantor, enforceable against the respective Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture. (d) The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly authorized, executed and delivered in accordance with its terms by the New Notes Trustee, will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and the respective Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity. (e) Each of the Security Documents has been duly authorized by the Company and any Guarantor party thereto and, when duly authorized, executed and delivered in accordance with its terms by the Collateral Agent, will constitute a valid and binding obligation of the Company and such Guarantor, as applicable, enforceable against the Company and such Guarantor, as applicable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity. The provisions of the Security Documents (together with such filings and other actions required to be taken by the Indenture or by the applicable

- 4 - Security Documents) are effective to create in favor of the Collateral Agent, for the benefit of the holders of the New Notes, a legal, valid, binding and enforceable perfected first priority security interest in the Collateral described therein. (f) The Exchange and the other transactions contemplated hereby, including the issuance of the New Notes and the New Guarantees, the payment of the Cash Payment, and the execution, delivery and performance, as applicable, by the Company and each of the Guarantors of its obligations under the New Notes and the Indenture, as applicable, will not (A) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary, (B) conflict with or constitute a breach or violation, impose any lien, charge or encumbrance upon any property or assets of the Company, or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property or assets of the Company is subject or (C) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (A) and (B) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company or any of the Guarantors of its obligations under this Exchange Agreement, the Indenture or the New Notes, as applicable. (g) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company or any of the Guarantors of its obligations under this Exchange Agreement, the Indenture and the New Notes, as applicable, and the consummation of the transactions contemplated by this Exchange Agreement, the Indenture and the New Notes, except (i) such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company or (ii) any required filings under the Exchange Act. (h) This Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity. Neither the Company nor any of its “affiliates” (as defined in Rule 144 under the Securities Act (“Rule 144”)) has at any point beneficially owned or held any interest in any of the Old Notes subsequent to their issuance. Assuming the accuracy of the representations and warranties of the Investor herein, the issuance of the New Notes and the New Guarantees in exchange for the Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act. Assuming the accuracy of the Investor’s representations and warranties hereunder, the New Notes will, on the Closing Date, be eligible for resale pursuant to Rule 144 promulgated under the Securities Act.

- 5 - (i) Assuming the accuracy of the representations and warranties of the Investor herein, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Exchange. (j) None of the Company or the Guarantors is and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder. From December 31, 2023 to the date of this Exchange Agreement, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, or timely filed notifications of late filings for any of the foregoing. Each of the Covered SEC Filings (as defined below), as of its date, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the Covered SEC Filings, at the time filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included or incorporated by reference in the Covered SEC Filings complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As used herein, “Covered SEC Filings” means each of the following documents, in the form they have been filed with the SEC and including any amendments thereto filed with the SEC: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; (ii) those portions of the Company’s April 22, 2024 Definitive Proxy Statement on Schedule 14A that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (iii) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2024. (k) Neither the Company nor any of its subsidiaries (including the Guarantors) is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any governmental authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the

- 6 - Company or any of the Guarantors of its obligations under this Exchange Agreement, the Indenture or the New Notes, as applicable. (l) Except as disclosed in the Covered SEC Filings, there is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company that would reasonably be expected to materially and adversely affect the consummation of the Exchange contemplated in this Exchange Agreement or the performance of the Company of its obligations hereunder. (m) The Company acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. (n) The Company understands that, unless the Company notifies the Investor in writing to the contrary before the Closing, each of the Company’s representations and warranties contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. 5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that: (a) The Investor is an exempted limited partnership duly organized, validly existing and in good standing (or its jurisdictional equivalent, if any) under the laws of its jurisdiction of formation. Exhibit A hereto includes the true, correct and complete name and address of the Investor. (b) This Exchange Agreement has been duly authorized, executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity. (c) The Investor has full power and authority to exchange, assign and transfer the Old Notes pursuant to the Exchange and to enter into this Exchange Agreement and perform all obligations required to be performed hereunder by the Investor. (d) The Investor: (i) is the sole beneficial owner of the Old Notes, (ii) has good, valid and marketable title to the Old Notes, free and clear of any Liens (other than (x) pledges or security interests that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated in connection with Closing and (y) Liens arising by operation of applicable securities laws), and (iii) has not, in whole or in part, assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Old Notes or the Investor’s rights, title or interest in and to its Old Notes or given any person or entity, except for its investment advisor, agents and affiliates, any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Old Notes. Upon the Investor’s delivery of its Old Notes to the Company pursuant to the Exchange, the Company will

- 7 - acquire good, marketable and unencumbered title to the Old Notes, free and clear of all Liens created by the Investor or any other person acting for the Investor. (e) The execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated hereby, including the Exchange, will not (A) contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor, except for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the Investor’s performance of its obligations under this Exchange Agreement or on the consummation by the Investor of the transactions contemplated hereby, or (B) conflict with, constitute a breach or violation of, or result in a breach or default under, the organizational documents of the Investor. (f) The Investor is established in the jurisdiction set forth on Exhibit A hereto, and is not acquiring the New Notes as a nominee or agent or otherwise for any other person. (g) The Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement, the Indenture and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor. (h) The Investor understands and accepts that acquiring the New Notes in the Exchange involves risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of the Exchange and an investment in the New Notes. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange and this Exchange Agreement. The Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and each of the Investor is able to bear the risks associated with an investment in the New Notes. (i) The Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company or any of its affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the New Notes in exchange for Old Notes. The Investor confirms that it has read the Indenture relating to the New Notes and has not relied on any statement (written or oral) of the Company or any of its affiliates as to the terms of the New Notes. Neither the Company nor any of its affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the Exchange and to exchange Old Notes for the New Notes. (j) The Investor confirms that none of the Company or any of its affiliates have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (B) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Exchange, the Investor is not relying on the advice or recommendations of the Company or

- 8 - any of its affiliates, and has made its own independent decision that the terms of the Exchange and the investment in the New Notes are suitable and appropriate for it. (k) The Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes and participation in the Exchange, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the New Notes. The Investor has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the New Notes it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange. (l) The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Exchange Agreement. (m) The Investor is either (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or (ii) an institutional “accredited investor” within the meaning of 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange. (n) The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act (an “Affiliate”)) of the Company. A period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has lapsed since the Old Notes were acquired by the Investor from the Company or from a person known by the Investor to be an Affiliate of the Company. (o) The Investor is acquiring the New Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes. The Investor understands that the offer and sale of the New Notes and the New Guarantees have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and accuracy of the other representations made by the Investor in this Exchange Agreement. The Investor understands that the Company and its affiliates are relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

- 9 - (p) The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. (q) The Investor will, upon request, execute and deliver any additional documents, information or certifications that the Company or the New Notes Trustee may reasonably request to complete the Exchange. (r) The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself, contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor. (s) The Investor was given a meaningful opportunity to negotiate the terms of the Exchange. (t) The Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor any of its affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange. The Investor acknowledges that it did not become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act. (u) No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached to this Exchange Agreement. (v) The Investor acknowledges and agrees that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company with respect to the transactions contemplated by this Exchange Agreement until after the Release Time (as defined in Section 7 herein). (w) The Investor is not exchanging any Old Notes or acquiring any of the New Notes as a fiduciary or agent for one or more accounts. (x) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non- U.S. shell bank. To the extent required, the Investor maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. (y) The Investor acknowledges and agrees that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

- 10 - 6. Conditions to Obligations of the Investor and the Company. (a) The obligations of the Investor to deliver (or cause to be delivered) the Old Notes are subject to the satisfaction at or prior to the Closing of the following conditions precedent: that the representations, warranties and covenants of the Company contained in Section 4 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, and all covenants contained herein to be performed at or before the Closing by the Company have been performed. (b) The obligations of the Company to deliver the New Notes and make the Cash Payment are subject to the satisfaction at or prior to the Closing of the following conditions precedent: that the representations, warranties and covenants of the Investor contained in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, and all covenants contained herein to be performed at or before the Closing by the Investor have been performed. (c) On or prior to the Closing, the Investor shall have executed, and the Company shall have caused Vishal Garg to execute, a Termination Agreement (the “Convertible Notes Side Letter Termination Agreement”), in form and substance reasonably acceptable to the Investor and the Company, with respect to that certain Convertible Notes Side Letter, dated November 30, 2021, by and among the Investor and Vishal Garg. (d) On or prior to the Closing, the Investor shall have caused SVF II Beaver (DE) LLC, LLC, a Delaware limited liability company (the “Grantor”), and the Company shall have caused Vishal Garg to execute, a Termination Agreement, in form and substance reasonably acceptable to the Investor and the Company, with respect to that certain Irrevocable Voting Proxy, originally dated April 7, 2021 and amended and restated on October 6, 2021, by and among the Grantor and Vishal Garg. (e) On or prior to the Closing, the Company and the Investor shall have executed, and shall have caused Novator Capital Sponsor Ltd., a Cyprus limited liability company (“Novator”) to execute, a mutual release agreement, in form and substance reasonably acceptable to the Company and the Investor, with respect to, among other things, that certain Bridge Note Purchase Agreement, dated as of November 30, 2021, by and among the Company, the Investor and Novator. 7. Announcement. On or before 9:30 a.m., New York City time, on the first business day after the date hereof (such time and date, the “Release Time”), the Company shall file with the SEC a Current Report on Form 8-K, which the Company shall provide to the Investor prior to such filing and will consider the Investor’s reasonable comments thereto, disclosing any material non- public information in connection with the terms of this Exchange Agreement, the Indenture and the transactions contemplated hereby and thereby (which may include copies of this Exchange Agreement, the Indenture and/or the Convertible Notes Side Letter Termination Agreement as exhibits thereto). 8. Board Observation Rights.

- 11 - (a) Provided that Closing has occurred, from June 1, 2025, for so long as the Investor and affiliates of the Investor continue to hold, in the aggregate, either: (i) at least 25% of the initial aggregate principal amount of the New Notes issued in the Exchange; or (ii) at least 12% of the sum of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock, calculated on a fully diluted basis, the Investor shall have the non- transferable right to appoint by written notice to the Company not more than one person designated by the Investor (the “Board Observer”) to attend and observe in any regular meeting (including any regular meeting of any standing committee of the Board, a “BOD Meeting”) of the board of directors of the Company (the “Board”), except that the Board Observer shall not be entitled to vote on matters presented to or discussed by the Board (or any relevant committee thereof) at any such meetings. The Board Observer shall not be permitted to volunteer or table any suggestions at a BOD Meeting but shall be present in his or her capacity as observer only. Subject to Section 8(c) hereof, the Board Observer shall: (y) be timely notified of the time and place of any BOD Meetings and will be given written notice of all proposed actions to be taken by the Board or committee thereof at such meeting, and (z) have the right to receive all information provided to the members of the Board or any standing committee of the Board in anticipation of or at such meeting. (b) The Board Observer and the Investor agree to hold in confidence all non-public information regarding the Company obtained by or from the Board Observer in their capacity as Board Observer and, prior to attending their first BOD Meeting or receiving any material related thereto, the Board Observer and the Investor shall execute a confidentiality agreement in a form reasonably acceptable to the Company, pursuant to which, among other things, each of the Board Observer and the Investor shall agree to maintain and procure the maintenance of the confidentiality of information obtained pursuant to this Section 8. The Investor acknowledges and agrees (and the Board Observer shall acknowledge and agree prior to attendance at any BOD Meeting or the receipt of any information pursuant to this Section 8) that (i) any information so provided or received by and through the Board Observer pursuant to this Section 8 may be material non-public information (within the meaning of applicable law) regarding the Company, and (ii) any recipient of material non-public information regarding the Company, including the Board Observer, the Investor and the Investor’s affiliates, as applicable, shall not engage in unlawful trading of the Company’s securities when in possession of such material non-public information for so long as it or they continues to constitute material non-public information in accordance with applicable law. The Board Observer shall be subject to the insider trading policy maintained by the Company as if the Board Observer were a director of the Company. (c) Notwithstanding any rights granted hereunder, the Company shall have the right to exclude the Board Observer from access to any material or from attendance at a BOD Meeting or portion thereof, if: (i) access to such information or attendance at such BOD Meeting or portion thereof would, in the reasonable discretion of the Board, adversely affect the attorney-client privilege held by Company or any of its subsidiaries, (ii) such exclusion or denial is necessary or advisable, in the reasonable discretion of the Board, to discharge the directors’ fiduciary duties, or (iii) the Board in good faith believes that there is a legitimate business interest as a result of a conflict or potential conflict of interest with the Investor to do so or such exclusion is reasonably prudent with respect to maintaining the confidential nature of the material or meeting or portion thereof.

- 12 - 9. Waiver, Amendment. Neither this Exchange Agreement nor any provisions hereof may be modified or amended with the written agreement of each of the parties to this Exchange Agreement. All waivers under this Agreement shall be in writing and signed by the party against whom such waiver is to be enforced. 10. Assignability. Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor, on the other hand, without the prior written consent of the other party. 11. Taxation. The Investor shall provide the Company with a properly completed and executed IRS Form W-8, including any relevant attachments, attesting to its exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended. 12. Withholding. Notwithstanding anything to the contrary in this Exchange Agreement, the Company shall at all times be entitled to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company in connection with the Exchange; provided, that each of the Company and the Investor acknowledges and agrees that so long as the Investor has delivered to the Company, at or prior to the Exchange, (i) a duly executed IRS Form W-8IMY in respect of the Investor, together with all applicable attachments, certifying that all of the beneficial owners of the Notes held by the Investor are “United States persons” within the meaning of Section 7701(a)(30) of the Code and (ii) a duly executed IRS Form W-9 in respect of each such beneficial owner certifying, among other things, that such beneficial owner is not subject to U.S. backup withholding, no U.S. federal tax or backup withholding is required to be made from any payments under this Exchange Agreement. To the extent the Company withholds or pay any such taxes (including any amounts withheld from amounts payable to the Investor), the Investor will be treated under this Exchange Agreement as having received a payment of such amount from the Company as of the time such withholding or tax is required to be paid. 13. Expenses. The Company shall reimburse the Investor for the reasonable and documented fees and disbursements of Morrison Foerster LLP incurred in connection with the negotiation and execution of this Exchange Agreement up to the Closing Date; provided, that the maximum amount of fees and expenses that the Company shall be obligated to reimburse to the Investor pursuant to this Section 13 shall not exceed $500,000 in the aggregate. 14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT. 15. Governing Law. This Exchange Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. 16. Submission to Jurisdiction. Each of the Company and the Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York or in the United States District Court for the Southern District of New York, in either case located in the Borough of Manhattan in the City of New York; (b) waives any objection that it may now or hereafter

- 13 - have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. 17. Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Exchange Agreement in any court referred to in Section 16. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. 18. Section and Other Headings. The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement. 19. Counterparts. This Exchange Agreement may be executed either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof. 20. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows: If to the Company: Better Home & Finance Holding Company 1 World Trade Center, 285 Fulton St., 80th Floor, Suite A, New York, NY 10007 Attn: Kevin Ryan E-mail: kryan@better.com With a copy to (which shall not constitute notice): Ropes & Gray LLP 1211 Avenue of the Americas, New York, NY 10036-8704

- 14 - Attn: Carl Marcellino & Christopher J. Capuzzi Email: Carl.Marcellino@ropesgray.com; Christopher.Capuzzi@ropesgray.com If to the Investor: SB Northstar LP Attn: Peter Fung & Russell Elam, with a copy to Stephen Lam and Sakura Yoshimura E-mail: peter.fung@softbank.com; russell.elam@softbank.com; stephen.lam@softbank.com; sakura.yoshimura@g.softbank.co.jp 21. Service of Process. Each party to this Exchange Agreement irrevocably consents to service of process in the manner provided for notices in Section 20 hereof. Nothing in this Exchange Agreement will affect the right of any party to this Exchange Agreement to serve process in any other manner permitted by law. 22. Binding Effect. The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. 23. Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself, contained in this Exchange Agreement to be false or incorrect. 24. Severability. If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

[Signature Page to Exchange Agreement] IN WITNESS WHEREOF, each of the undersigned has executed this Exchange Agreement as of the date first written above. SB Northstar LP, acting through its general partner, SB NORTHSTAR GP By: /s/ Stephen Lam Name: Stephen Lam Title: Director BETTER HOME & FINANCE HOLDING COMPANY By: /s/ Kevin Ryan Name: Kevin Ryan Title: CFO

EXHIBIT A Investor Information

EXHIBIT B Form of Indenture

BETTER HOME & FINANCE HOLDING COMPANY (f/k/a AURORA ACQUISITION CORP.), and THE GUARANTORS PARTY HERETO 6.00% Senior Secured PIK Toggle Notes Due 2028 INDENTURE Dated as of [●], 2025 GLAS Trust Company LLC Trustee and Notes Collateral Agent

-i- CONTENTS Page ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE ..................................1 Section 1.01. Definitions........................................................................................1 Section 1.02. Other Definitions ...........................................................................43 Section 1.03. Rules of Construction ....................................................................44 Section 1.04. Permitted Portable Transactions ....................................................44 ARTICLE II. THE NOTES ...........................................................................................................44 Section 2.01. Form and Dating ............................................................................44 Section 2.02. Execution and Authentication ........................................................45 Section 2.03. Registrar and Paying Agent ...........................................................45 Section 2.04. Paying Agent to Hold Money in Trust ...........................................46 Section 2.05. Noteholder Lists .............................................................................46 Section 2.06. Transfer and Exchange ..................................................................46 Section 2.07. Replacement of Notes ....................................................................47 Section 2.08. Outstanding Notes ..........................................................................47 Section 2.09. Temporary Notes ...........................................................................47 Section 2.10. Cancellation ...................................................................................47 Section 2.11. Defaulted Interest ...........................................................................48 Section 2.12. CUSIP Numbers, ISINs, Etc ..........................................................48 Section 2.13. Issuance of Additional Notes .........................................................48 Section 2.14. Payment of Interest; PIK Notes .....................................................49 ARTICLE III. REDEMPTION AND PREPAYMENT.................................................................50 Section 3.01. Notices to Trustee ..........................................................................50 Section 3.02. Selection of Notes to be Redeemed or Purchased .........................50 Section 3.03. Notice of Redemption ....................................................................51 Section 3.04. Effect of Notice of Redemption .....................................................52 Section 3.05. Deposit of Redemption or Purchase Price .....................................52 Section 3.06. Notes Redeemed or Purchased in Part ...........................................53 Section 3.07. Optional Redemption .....................................................................53 Section 3.08. Offer to Purchase Upon Alternative Financing Trigger ................53 Section 3.09. Offer to Purchase by Application of Excess Proceeds...................56 ARTICLE IV. COVENANTS .......................................................................................................58 Section 4.01. Payment of Notes ...........................................................................58 Section 4.02. Maintenance of Office or Agency ..................................................58 Section 4.03. Reports ...........................................................................................58 Section 4.04. Compliance Certificate ..................................................................60 Section 4.05. Taxes ..............................................................................................60 Section 4.06. Stay, Extension and Usury Laws ...................................................60

-ii- Section 4.07. Restricted Payments .......................................................................61 Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries ...........................................................................................66 Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Stock 69 Section 4.10. Asset Sales .....................................................................................73 Section 4.11. Transactions with Affiliates ...........................................................77 Section 4.12. Liens ...............................................................................................79 Section 4.13. Offer to Repurchase Upon Change of Control Triggering Event 80 Section 4.14. Future Guarantors ..........................................................................82 Section 4.15. Designation of Restricted and Unrestricted Subsidiaries...............82 Section 4.16. Covenant Suspension .....................................................................83 Section 4.17. Certain Compliance Determinations; Limited Condition Transactions 84 ARTICLE V. SUCCESSORS ........................................................................................................87 Section 5.01. Merger, Consolidation or Sale of Assets .......................................87 Section 5.02. Successor Corporation Substituted ................................................89 ARTICLE VI. DEFAULTS AND REMEDIES ............................................................................89 Section 6.01. Events of Default ...........................................................................89 Section 6.02. Acceleration ...................................................................................92 Section 6.03. Other Remedies ..............................................................................92 Section 6.04. Waiver of Past Defaults .................................................................92 Section 6.05. Control by Majority .......................................................................93 Section 6.06. Limitation on Suits .........................................................................93 Section 6.07. Rights of Holders of Notes to Receive Payment ...........................93 Section 6.08. Collection Suit by Trustee .............................................................94 Section 6.09. Trustee May File Proofs of Claim .................................................94 Section 6.10. Priorities .........................................................................................94 Section 6.11. Undertaking for Costs ....................................................................95 ARTICLE VII. TRUSTEE AND Notes COLLATERAL AGENT ...............................................95 Section 7.01. Duties of Trustee and Notes Collateral Agent ...............................95 Section 7.02. Rights of Trustee ............................................................................96 Section 7.03. Individual Rights of Trustee and Notes Collateral Agent ............100 Section 7.04. Disclaimer ....................................................................................100 Section 7.05. Notice of Defaults ........................................................................100 Section 7.06. Compensation and Indemnity ......................................................101 Section 7.07. Replacement of Trustee or Notes Collateral Agent .....................102 Section 7.08. Successor Trustee by Merger, etc ................................................103 Section 7.09. Eligibility; Disqualification .........................................................103

-iii- ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE .......................103 Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance ......103 Section 8.02. Legal Defeasance and Discharge .................................................103 Section 8.03. Covenant Defeasance ...................................................................104 Section 8.04. Conditions to Legal or Covenant Defeasance ..............................105 Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions ................................................................106 Section 8.06. Repayment to Issuer .....................................................................106 Section 8.07. Reinstatement ...............................................................................107 ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER .............................................107 Section 9.01. Without Consent of Holders of Notes ..........................................107 Section 9.02. With Consent of Holders of Notes ...............................................109 Section 9.03. Revocation and Effect of Consents ..............................................111 Section 9.04. Notation on or Exchange of Notes ...............................................111 Section 9.05. Trustee and Notes Collateral Agent to Sign Amendments, etc 111 ARTICLE X. COLLATERAL AND SECURITY ......................................................................111 Section 10.01. Collateral and Security Documents .............................................111 Section 10.02. Non-Impairment of Liens ............................................................112 Section 10.03. Release of Collateral ....................................................................112 Section 10.04. Suits to Protect the Collateral ......................................................113 Section 10.05. Authorization of Receipt of Funds by the Trustee under the Security Documents .............................................................................................114 Section 10.06. Purchaser Protected ......................................................................114 Section 10.07. Powers Exercisable by Receiver or Trustee.................................114 Section 10.08. Release Upon Termination of the Issuer’s Obligations ...............114 Section 10.09. Notes Collateral Agent .................................................................115 Section 10.10. Designations .................................................................................121 ARTICLE XI. NOTE GUARANTEES .......................................................................................121 Section 11.01. Guarantee .....................................................................................121 Section 11.02. Limitation on Guarantor Liability ................................................122 Section 11.03. Execution and Delivery of Note Guarantee .................................123 Section 11.04. Guarantors May Consolidate, etc., on Certain Terms ..................123 Section 11.05. Releases........................................................................................124 ARTICLE XII. SATISFACTION AND DISCHARGE ..............................................................125 Section 12.01. Satisfaction and Discharge ...........................................................125 Section 12.02. Application of Trust Money .........................................................126 ARTICLE XIII. [RESERVED] ...................................................................................................127

-iv- ARTICLE XIV. MISCELLANEOUS .........................................................................................127 Section 14.01. Notices .........................................................................................127 Section 14.02. Certificate and Opinion as to Conditions Precedent ....................128 Section 14.03. Statements Required in Certificate or Opinion ............................128 Section 14.04. Rules by Trustee and Agents .......................................................129 Section 14.05. No Personal Liability of Directors, Officers, Employees and Stockholders 129 Section 14.06. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial 129 Section 14.07. No Adverse Interpretation of Other Agreements .........................130 Section 14.08. Successors ....................................................................................130 Section 14.09. Severability ..................................................................................130 Section 14.10. Counterpart Originals...................................................................130 Section 14.11. Table of Contents, Headings, etc .................................................130 Section 14.12. USA PATRIOT Act .....................................................................130 APPENDIX Appendix I LIST OF NON-GUARANTOR SUBSIDIARIES Appendix II TRANSFER AND EXCHANGE APPENDIX EXHIBITS Exhibit A FORM OF SUPPLEMENTAL INDENTURE

-1- INDENTURE, dated as of [●], 2025, among Better Home & Finance Holding Company, a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”). W I T N E S S E T H WHEREAS, the Issuer has duly authorized the creation and issuance of $155,000,000 aggregate principal amount of 6.00% Senior Secured PIK Toggle Notes due 2028 (the “Initial Notes”); and WHEREAS, the Issuer may issue PIK Notes (as defined herein) and Additional Notes (as defined herein) from time to time after the Issue Date pursuant to this Indenture (such PIK Notes and Additional Notes, collectively with the Initial Notes, the “Notes”); NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein). ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions. “Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Additional Notes” means additional Notes (other than the Initial Notes and any PIK Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof. The Initial Notes, the PIK Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase, and shall vote and consent together as one class on all matters with respect to the Notes. Additional Notes may or may not be fungible with the Initial Notes, PIK Notes or any other Additional Notes for U.S. federal income tax purposes. “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the

-2- possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. “Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Notes Collateral Agent. “Alternative Financing Trigger” means the first occasion on which the Issuer or any Guarantor incurs, in one transaction or in a series of related transactions, Indebtedness (of the type set forth under clause (1) of the definition thereof) under a Credit Facility with third-party banks, lenders, purchasers, or investors, as applicable (the “Alternative Financing”) in an amount no less than an amount equal to the then outstanding principal amount of the Notes and accrued and unpaid interest thereon, if any. For the avoidance of doubt, there shall be no more than one Alternative Financing Trigger prior to the Maturity Date; provided that any Permitted Refinancing Indebtedness shall not constitute Indebtedness for purposes of this definition. “Alternative Financing Purchase Price” means, at the election of each Holder, in its sole discretion (x) an amount in cash equal to 100% of the aggregate principal amount of such Holder’s Notes to be repurchased in the Alternative Financing Offer, plus accrued and unpaid interest thereon, if any, to, but excluding, the Alternative Financing Offer Purchase Date (the “Cash Purchase Price”) or, alternatively and not in combination, (y) Indebtedness issued to such Holder on equivalent terms as the Alternative Financing in an aggregate principal amount equal to the aggregate principal amount of such Holder’s Notes which, at the option of the Issuer, may be issued under the same instrument as that under which the Alternative Financing is issued, or a separate instrument, to be repurchased in the Alternative Financing Offer, plus accrued and unpaid interest thereon, if any, to, but excluding, the Alternative Financing Offer Purchase Date (the “Exchange Repurchase Price”). “Asset Sale” means: (1) the sale, lease, conveyance or other disposition of any properties or assets outside of the ordinary course of business; provided, however, that any transaction which would otherwise implicate any of Section 4.13 and/or Section 5.01 hereof (including the disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole) will be governed by Section 4.13 and/or Section 5.01 hereof, as applicable, and not by Section 4.10 hereof; and (2) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (in each case other than directors’ qualifying shares). Notwithstanding the preceding, the following items will not be deemed to be Asset Sales: (1) any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $8.5 million;

-3- (2) a transfer of properties or assets between or among any of the Issuer and its Restricted Subsidiaries; (3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; (4) (i) the sale, lease, assignment, license, sublease, cancelation, forgiveness or other disposition of equipment, inventory, products, services, accounts receivable, loan receivables, notes receivable or other properties or assets in the ordinary course of business (which, for the avoidance of doubt, may occur in a later time period than customarily effected and shall still be deemed to be in the ordinary course) or (ii) the settlement, discount, write off, forgiveness or cancelation any Indebtedness owing by any present or former employees, officers, or directors, consultants or other service providers of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer; (5) the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments; (6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; (7) the creation or perfection of a Lien that is not prohibited by Section 4.12 hereof; (8) dispositions in connection with Permitted Liens; (9) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; (10) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; (11) any sale, exchange or other disposition of any property or equipment that has become damaged, worn out or obsolete or is otherwise unsuitable or unnecessary for use in connection with the business of the Issuer or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates; (12) any issuance, sale, transfer or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (13) foreclosures, condemnations or any similar action on assets and any Event of Loss; (14) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business; (15) disposition of assets that do not constitute Collateral;

-4- (16) [reserved]; (17) [reserved]; (18) [reserved]; and (19) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the Joint Venture parties set forth in, Joint Venture agreements or any similar binding agreements. “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments (other than amount required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. “Bankruptcy Code” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. “Basket” means any amount, threshold, exception or value (including without limitation by reference to Consolidated Total Assets, Fixed Charge Coverage Ratio, Secured Leverage Ratio or Consolidated EBITDA) permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction, action, judgment or amount under any provision in the Indenture. “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. “Board of Directors” means: (1) with respect to a corporation (including the Issuer), the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner;

-5- (3) with respect to a limited liability company, the sole member (if member managed), the board of managers or directors, the managing member or the members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function. “Board Resolution” means a copy of a resolution that has been adopted by the Board of Directors of an applicable Person. “Business Day” means each day that is not a Saturday, Sunday or any other day on which banking institutions in New York, New York or another place of payment on the Notes are authorized or required by law to close. “Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries. “Cash Equivalents” means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than two years from the date of acquisition; (3) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within two years

-6- from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of at least investment grade from either S&P or Moody’s; (4) certificates of deposit, demand deposits, money market deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (5) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Fitch (or, if at any none of Moody’s, S&P or Fitch is rating such obligations, an equivalent rating from another rating agency) and in each case maturing within two years after the date of acquisition; (7) marketable short-term money market and similar securities having a rating of at least P-2, A-2 or F2 from either Moody’s, S&P or Fitch, respectively, or liquidity funds or other similar money market mutual funds, with a rating of at least Aaa by Moody’s, AAA by S&P or AAA by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another rating agency); (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition; and (9) (a) euros or any national currency of any participating member state of the European Monetary Union, (b) any local currency held by the Issuer or any of its Restricted Subsidiaries from time to time in the ordinary course of business, (c) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof in which any Restricted Subsidiary is organized or conducting business having maturities of not more than one year from the date of acquisition, and (d) investments of the type and maturity described in clauses (2) through (8) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses. “Change of Control” means the occurrence of any of the following: (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Issuer and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Issuer or a Restricted Subsidiary; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders,

-7- becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares, units or the like. Notwithstanding the preceding, a conversion of the Issuer or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity, an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or a transaction in which the Issuer becomes a Subsidiary of another Person shall not constitute a Change of Control, so long as following such conversion or exchange either (a) the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Issuer immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, or (b) no “person,” other than the Permitted Holders, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable. For the avoidance of doubt, no transaction permitted under Section 5.01 shall constitute a Change of Control. “Change of Control Triggering Event” means the occurrence of a Change of Control; provided that any Change of Control that is in the form of a Permitted Portable Transaction, shall not be a “Change of Control Triggering Event”. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all assets and properties of the Issuer and the Guarantors subject to Liens created by the Security Documents, but excluding Excluded Assets. “Commission” or “SEC” means the Securities and Exchange Commission. “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including, the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, in each case (other than in the case of clauses (6) and (8)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period: (1) all taxes on or measured by income, profits or capital, including federal, state, franchise, property, excise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income”; plus

-8- (2) Consolidated Depreciation and Amortization Expense for such period; plus (3) Fixed Charges for such period and (i) net losses under Hedging Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, (ii) bank fees and other deferred financing fees and (iii) costs of surety bonds in connection with financing activities; plus (4) all non-cash losses or expenses, including any write-offs or write-downs, including, without limitation, any non-cash loss or expense due to (i) the application of FASB ASC 815-10 regarding hedging activity, (ii) the application of FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, (iii) impairment charges or expenses or asset write-off (including impairment of intangibles or goodwill or any write off of unamortized debt issuance costs or original issue discount), (iv) the application of purchase accounting in relation to any acquisition, (v) non-cash foreign currency exchange losses (or minus gains), (vi) any non-controlling interest expense consisting of income of a Restricted Subsidiary attributable to non-controlling equity interests of third parties in any non-wholly owned Restricted Subsidiary and (vii) non-cash expenses deducted as a result of any grant of Capital Stock or Stock Equivalents to employees, officers, or directors, consultants or other service providers of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer but excluding any non-cash loss or expense that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period; plus (5) the amount of any integration costs and restructuring charges and reserves, duplicative running costs, relocation costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention or completion bonuses, executive recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with non-ordinary course product and intellectual property development, costs incurred in connection with acquisitions (or purchases of assets) prior to or after the Issue Date (including integration costs), other business optimization expenses (including costs and expenses relating to business optimization programs, and new systems design, retention charges, system establishment costs and implementation costs and project start-up costs), accruals and reserves, operating expenses attributable to the implementation of cost-savings initiatives, costs related to the closure or consolidation of facilities, employee termination costs and turnaround expense, consulting fees and curtailments and modifications to pension and post-retirement employee benefit plans; plus (6) the amount of any “run rate” cost savings, expense and cost reductions and other operating improvements or synergies (including revenue synergies) that have occurred or are projected by the Issuer in good-faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) (net of the

-9- amount of actual benefits realized prior to or during such period from such actions or transactions) regardless of whether those cost savings, expense and cost reductions or other operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); plus (7) the amount of management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period to the Persons with an equity interest in the Issuer or its direct or indirect parent companies; plus (8) any costs or expense incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock); plus (9) any net loss from disposed, abandoned or discontinued operations (excluding held-for-sale discontinued operations until actually disposed of); plus (10) Specified Legal Expenses. “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that: (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash or Cash Equivalents (or converted into cash) to the specified Person or a Restricted Subsidiary of such Person; (2) the Net Income of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived; provided, that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period to the extent not already included therein;

-10- (3) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations, any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, assets or properties not in the ordinary course of business and any after-tax gains or losses from the disposition of any securities or will be excluded; (4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Issuer, will be excluded; (5) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) attributable to the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, will be excluded; (6) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Contracts or (c) other derivative instruments will, in each case, be excluded; (7) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any completed or terminated acquisition, disposition, recapitalization, Investment, Asset Sale or other disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes, and the syndication and incurrence of any Credit Facilities or Warehouse Indebtedness), issuance of Equity Interests, disposition of securities, turnaround, financing transaction, extinguishment of indebtedness or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities or Warehouse Indebtedness) and including, in each case, any such transaction whether consummated on, after or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations), will be excluded; (8) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of Equity Interest by management of such Person or of a Restricted Subsidiary or any of its direct or indirect parent companies will be excluded; (9) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists

-11- reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), will be excluded; (10) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, will be excluded; (11) any other extraordinary, unusual or non-recurring gains or losses of such Person and related tax effects in accordance with GAAP will be excluded; (12) unrealized gains and losses related to obligations with respect to Hedging Contracts will be excluded; (13) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP will be excluded; (14) research and development expenses and charges to the extent expensed will be excluded; (15) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments will be excluded; and (16) any amortization of fees or expenses that have been capitalized will be excluded. In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets. “Consolidated Total Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets of such Person and its Restricted Subsidiaries included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP (in each case, giving pro forma effect to any acquisitions or dispositions of assets or properties outside the ordinary course of business that have been made by the Person or any of its Restricted Subsidiaries subsequent to the date of such balance sheet; provided that any such adjustments shall be calculated in the manner provided in the definition of Fixed Charge Coverage Ratio). “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

-12- “Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount equal to 100% of the aggregate amount of (i) cash contributions (other than Excluded Contributions) made to the equity capital of the Issuer or such Guarantor or (ii) proceeds received by the Issuer or such Guarantor from the issuance or sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, in each case after the date of the Indenture; provided that such cash contributions have not been used to make a Restricted Payment. “Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies. “Corporate Trust Office” means the address of the Trustee or the Notes Collateral Agent, as applicable, specified in Section 14.01 hereof or such other address as to which the Trustee or the Notes Collateral Agent, as applicable, may give notice to the Issuer. “Credit Facilities” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers, guarantors or grantors thereunder and whether by the same or any other agent, lender, group of lenders, investor, group of investors or otherwise; provided that “Credit Facilities” shall not include Warehouse Indebtedness. “Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings. “De Minimis Note Guaranteed Amount” means $10,000,000. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

-13- “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit 1 to Appendix II hereto. “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration. “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain) pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock (other than for any Qualified Equity Interests or solely as a result of a change of control, asset sale, casualty, condemnation or eminent domain), in whole or in part, in each case prior to the date that is 91 days after the earlier of the date on which the Notes mature or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of future, current or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer or its Subsidiaries or any direct or indirect parent company of the Issuer or by any such plan to such employees, directors, officers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof), such Capital Stock shall not constitute Disqualified Stock solely because it may be redeemable or subject to repurchase by the Issuer or its Subsidiaries pursuant to any such plan or agreement or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferee thereof) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s, consultant’s or independent contractor’s termination, death or disability. “Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that is formed under the laws of the United States or any state of the United States or the District of Columbia,

-14- excluding any such Restricted Subsidiary (i) substantially all of the direct or indirect assets of which are Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code (a “CFC”) or (ii) that is a Subsidiary of a CFC. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). “Equity Offering” means (1) any public or private sale of Capital Stock (other than Disqualified Stock) of the Issuer or any other direct or indirect parent of the Issuer (other than Capital Stock sold to the Issuer or a Subsidiary of the Issuer); provided that if such public offering or private placement is of Capital Stock of any direct or indirect parent of the Issuer, the term “Equity Offering” shall refer to the portion of the net cash proceeds therefrom that has been contributed to the equity capital of the Issuer or (2) the contribution of cash to the Issuer as an equity capital contribution. “Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset, (ii) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of the power of eminent domain or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Accounts” means any deposit account or securities account used exclusively as (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, fiduciary or trust accounts, (d) zero balance accounts and (e) the funds or other property held in or maintained in any such account identified in clauses (a) through (d). “Excluded Assets” means the collective reference to: (1) [reserved]; (2) leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters); (3) motor vehicles, airplanes and other assets subject to certificates of title; (4) except as expressly provided in the Security Documents, letter of credit rights and commercial tort claims (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement or the equivalent filing in the applicable jurisdiction); (5) any governmental or regulatory licenses, federal, state or local franchises, charters and authorizations to the extent that the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable Laws or would require governmental consent, approval, license or authorization (unless such consent,

-15- approval, license or authorization has been obtained), other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable requirements of law, including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC; (6) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party); (7) Margin Stock; (8) Equity Interests in any Person other than any wholly owned Material Subsidiary directly owned by the Issuer or any Guarantor; (9) any lease, license or agreement or any property subject to such agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition; (10) any assets to the extent a security interest in such assets would reasonably be expected to result in material adverse tax consequences as reasonably determined in good faith by the Issuer; (11) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (12) stock and assets of Unrestricted Subsidiaries; (13) interests in joint ventures and non-wholly owned subsidiaries that cannot be pledged without the consent of third parties after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law; (14) Capital Stock of any Subsidiary of any Foreign Subsidiary or Pass-Through Foreign Holdco; (15) rolling stock; (16) [reserved]; (17) [reserved]; (18) [reserved]; (19) Excluded Accounts;

-16- (20) [reserved]; and (21) assets where the cost or burden of obtaining a security interest therein exceeds the practical benefit to the Securityholder Secured Parties afforded thereby, as reasonably determined in good faith by the Issuer and certified to the Notes Collateral Agent in writing in the form of an Officer’s Certificate; provided that, notwithstanding anything to the contrary herein or in the Security Documents, this definition shall not limit the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance or taking other actions with respect to, and Excluded Assets shall not include, any Proceeds (as defined in the Uniform Commercial Code) of any assets referred to in this definition (unless such Proceeds would independently constitute assets referred to in this definition). “Excluded Contributions” means net cash proceeds received by the Issuer and its Restricted Subsidiaries as equity capital contributions after the Issue Date, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate and not previously included in the calculation set forth in clause (1)(b) of Section 4.07 hereof for purposes of determining whether a Restricted Payment may be made. “Excluded Subsidiary” means: (1) any Foreign Subsidiary and any Subsidiary of such Foreign Subsidiary; (2) any Restricted Subsidiary of the Issuer that is not a Material Subsidiary; (3) any Restricted Subsidiary of the Issuer that is not directly and wholly-owned by the Issuer or a Guarantor; (4) any Subsidiary that is disregarded as an entity separate from its owner for U.S. federal income tax purposes if any of the assets of such Subsidiary are Capital Stock of one or more CFCs (a “Pass-Through Foreign Holdco”); or (5) Any Subsidiary set forth on Appendix I hereto as of the Issue Date. “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid. “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value shall be determined by the Issuer acting reasonably and in good faith. “Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP. “Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

-17- “Fixed Charge Coverage Ratio” means with respect to the Issuer and its Restricted Subsidiaries for any Test Period, the ratio of the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for such Test Period to the Fixed Charges of the Issuer and its Restricted Subsidiaries for such Test Period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings and repayments) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the applicable Test Period and on or prior to the date on which the event for which the calculation of such ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such Test Period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (1) acquisitions, dispositions, mergers, consolidations, Investments, business restructurings, operational changes and any financing transactions relating to any of the foregoing (including repayment of Indebtedness) that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), during the Test Period or subsequent to such Test Period and on or prior to the Calculation Date, will be given pro forma effect (including any Consolidated EBITDA and any “run rate” cost savings, expense and cost reductions and other operating improvements or synergies that have occurred or are projected by the Issuer in good- faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after consummation of the applicable action or transaction giving rise thereto, regardless of whether those expense and cost reductions or other operating improvements or synergies could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto) as if they had occurred on the first day of the Test Period; (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded; (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Issuer or any of its Restricted Subsidiaries following the Calculation Date; (4) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation; (5) if any Indebtedness to which pro forma effect is being given bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire Test Period (taking into account

-18- any obligations under Hedging Contracts applicable to such Indebtedness if such Hedging Contract has a remaining term as at the Calculation Date in excess of 12 months); (6) interest on a Finance Lease Obligation and imputed interest on Attributable Debt shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Finance Lease Obligation or Attributable Debt in accordance with GAAP; and (7) interest income reasonably anticipated by the Issuer to be received during the applicable Test Period from cash or Cash Equivalents held by the Issuer or any of its Restricted Subsidiaries, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included. “Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non cash interest payments (but excluding any non cash interest expense attributable to the movement in the mark to market valuation of Hedging Contracts or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, but in each case excluding (w) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (z) any expense of bridge, commitment or other financing fees; plus (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon, during such period; plus (4) the product of (a) all cash dividend payments during such period on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable to the Issuer or a Restricted Subsidiary of the Issuer during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; less

-19- (B) to the extent included in (A) above, write offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any such Indebtedness prior to its Stated Maturity, and the interest income of such Person and its Restricted Subsidiaries for such period; in each case, on a consolidated basis and determined in accordance with GAAP. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States, which are in effect on the Issue Date (except as otherwise indicated herein). “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged. The term “guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning. “Guarantors” means each of: (1) the Domestic Subsidiaries of the Issuer executing this Indenture on the Issue Date as initial Guarantors; and (2) any other Restricted Subsidiary of the Issuer that becomes a Guarantor in accordance with the provisions of this Indenture; and their respective successors and assigns, in each case until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture; provided that Excluded Subsidiaries shall not be required to become Guarantors (but may elect, at their option, to become Guarantors). “Hedging Contracts” means, with respect to any specified Person: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred; (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred; and (3) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency

-20- exchange rates; and in each case are entered into only in the normal course of business and not for speculative purposes. “Holder” or “Securityholder” means a Person in whose name a Note is registered. “Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that has Consolidated Total Assets of less than 5.0% of the Issuer’s Consolidated Total Assets (measured at the end of the most recent Test Period) and gross revenues of less than 5.0% of the Issuer’s gross revenues (measured for the most recent Test Period), in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since such balance sheet date, and on or prior to the date of acquisition of such Subsidiary. “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments; (3) in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person; (4) in respect of bankers’ acceptances; (5) representing the balance deferred and unpaid of the purchase price of any property (including Finance Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor, or (ii) accruals for payroll and other liabilities accrued in the ordinary course of business; (6) representing any net obligations under Hedging Contracts, other than obligations under Hedging Contracts that are incurred in the normal course of business and not for speculative purposes and do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging

-21- Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; if and to the extent that any of the foregoing Indebtedness (other than obligations in respect of letters of credit and Hedging Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded. In addition, the term “Indebtedness” includes all Indebtedness of the type referred to in clause (1) of other Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (provided that the amount of such Indebtedness secured by a Lien shall be the lesser of (a) the Fair Market Value of such asset at the date of determination and (b) the amount of such Indebtedness) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of the type referred to in clause (1) of any other Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with industry practice). For the avoidance of doubt, the term “Indebtedness” excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, earnout or contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets. Notwithstanding the foregoing, the following shall not constitute “Indebtedness”: (1) any liability for foreign, federal, state, local or other taxes; (2) any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five business days of its incurrence; (3) any liability owed to any Person in connection with workers’ compensation or similar liabilities, health, disability or other employee benefits, unemployment or insurance or self-insurance obligations, or insurance contracts, reclamation, statutory obligations, bankers’ acceptances and bid, performance, advance payment, deposit, appeal and surety or similar bonds, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn, or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business (in each case other than an obligation for money borrowed); (4) any indebtedness that is satisfied and discharged or defeased by legal defeasance in accordance with the terms of the instrument governing such indebtedness; (5) any obligation arising from any agreement providing for indemnities, purchase price adjustments, earnouts, holdbacks, contingency payment obligations based on the

-22- performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; (6) Indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to such Person or any of its Restricted Subsidiaries; (7) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; (8) reimbursement obligations under commercial letters of credit (provided that unreimbursed amounts under letters of credit shall be counted as Indebtedness three (3) Business Days after such amount is drawn); and (9) deferred or prepaid revenues. No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis. “Indenture” means this Indenture, as amended or supplemented from time to time. “Initial Notes” has the meaning assigned to it in the preamble to this Indenture. “Intercompany Pledged Debt Instruments” means (i) all right, title and interest of any Grantor in all Indebtedness or other obligations owing to such Grantor by any Affiliate thereof (including any other Grantor) or by any special purpose vehicle formed at the direction of the Issuer or any of its Subsidiaries, and (ii) all instruments evidencing any such Indebtedness or other obligations owed to such Grantor by any Affiliate thereof (in the case of each of the foregoing clauses (i) and (ii), excluding any such Indebtedness or other obligations that constitute the proceeds of sales or transfers of inventory or accounts receivable by a Grantor to an Affiliate thereof or to any special purpose vehicle formed at the direction of the Issuer or any of its Subsidiaries), and any distribution of property made on, in respect of or in exchange for any of the foregoing from time to time; provided that Intercompany Pledged Debt Instruments does not include any Excluded Assets. “Intercreditor Agreements” means any Junior Lien Intercreditor Agreement and any Pari Passu Intercreditor and Collateral Agency Agreement. “Interest Payment Date” means June 30 and December 31 of each year, or if any such day is not a Business Day, the next succeeding Business Day, to Stated Maturity of the Notes. For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

-23- “Interest Period” means the applicable period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date (or, with respect to the last Interest Period prior to the Stated Maturity of the Notes, the day immediately preceding the Stated Maturity of the Notes), with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include the day immediately preceding the first scheduled Interest Payment Date. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Ratings Agency. “Investment Grade Securities” means: (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof; (2) debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries); (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Investment Related Property” means any and all investment property (as that term is defined in the UCC). “Investments” means, with respect to any Person, (a) all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees, other than guarantees of obligations incurred in the ordinary course of business and not constituting Indebtedness), extensions of credit, advances or capital contributions (excluding (1) commission, travel and similar advances to officers, directors and employees made in the ordinary course of business and (2) advances to customers and suppliers in the ordinary course of business or that are recorded as accounts receivable or prepaid expenses on the balance sheet), and (b) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In no event shall a guarantee of an operating lease or other business contract of the Issuer or any Restricted Subsidiary be deemed an Investment. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that

-24- holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of or in connection with the acquisition of such Person by the Issuer or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in Section 4.07(c) hereof. “Issue Date” means [●], 2025. “Issuer” has the meaning assigned to it in the preamble to this Indenture. “January 2025 Share Repurchase Program” means the stock repurchase program for up to $25.0 million of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that will expire on December 31, 2025, as announced by the Issuer on January 22, 2025. “Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Issuer in which the Issuer or any of its Restricted Subsidiaries makes any Investment. “Junior Lien Debt” means any Indebtedness (other than intercompany Indebtedness owing to the Issuer or any Subsidiary) having Junior Lien Priority relative to the Notes with respect to the Collateral; provided that the authorized representative of the holders of such Indebtedness shall have executed a Junior Lien Intercreditor Agreement. “Junior Lien Intercreditor Agreement” means any Junior Lien Intercreditor Agreement to be entered into among the Issuer, the Guarantors, the Notes Collateral Agent, the authorized representative of the holders of any Other Pari Passu Lien Obligations and the authorized representative of the holders of Junior Lien Debt, as it may be amended from time to time in accordance with this Indenture. “Junior Lien Priority” means, relative to specified Indebtedness, having junior Lien priority on specified Collateral and subject to the Junior Lien Intercreditor Agreement. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement; provided, that in no event shall an operating lease be deemed to constitute a Lien.

-25- “Limited Condition Transactions” means (1) any acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) permitted under the Indenture by the Issuer or one or more of its Restricted Subsidiaries, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance thereof (which notice, for the avoidance of doubt, may be conditioned upon the occurrence of refinancing or any other transaction), (3) any Restricted Payment requiring irrevocable notice in advance thereof, (4) any Asset Sale or other disposition permitted hereunder by the Issuer or one or more of its Restricted Subsidiaries and (5) any Permitted Portable Transaction. “Make Whole Premium” means, with respect to a Note at any time, the present value at such time of any required interest payments due on such Note through the Maturity Date (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months). The Issuer shall calculate or cause the calculation of the Make Whole Premium and the Trustee shall have no duty to calculate or verify the calculation of the Make Whole Premium. “Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto. “Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of Capital Stock of such Person on the date of the declaration of the relevant dividend multiplied by (b) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividend. “Material Subsidiary” means each Domestic Subsidiary that is not an Immaterial Subsidiary and is not a Pass-Through Foreign Holdco; provided that no (a) tax-exempt or nonprofit entities, (b) dormant or otherwise non-operational entities existing as of the Issue Date (but only for so long as any such Subsidiary remains dormant or non-operational and owns no assets) or (c) regulated mortgage origination entities shall be Material Subsidiaries. “Maturity Date” means December 31, 2028. “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof. “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends. “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

-26- (1) the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale and other fees and expenses, including title and recordation expenses; (2) taxes paid or estimated to be payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions, any tax sharing arrangements and any dividends or distributions made by the Issuer or any Restricted Subsidiary to the owners of the Issuer in amounts sufficient for the direct or indirect parents to pay certain taxes, as set forth in Section 4.07 hereof; (3) amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness or amounts required to be applied to the repayments of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and (4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Restricted Subsidiaries from such escrow arrangement, as the case may be. “Non-Recourse Debt” means Indebtedness: (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise, except in the case of this clause (1), for (i) Liens permitted pursuant to clause (10) of the definition of “Permitted Liens” and (ii) any guarantee given solely to support such Liens, which guarantee is not recourse to the Issuer or any Restricted Subsidiary; and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity. For purposes of determining compliance with Section 4.09 hereof, in the event that any Non-Recourse Debt of any of the Issuer’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer. “Non-U.S. Person” means a Person who is not a U.S. Person.

-27- “Note Documents” means the Notes (including Additional Notes and PIK Notes), the Note Guarantees, the Indenture, the Security Documents, any Pari Passu Intercreditor and Collateral Agency Agreement and any Junior Lien Intercreditor Agreement. “Note Guarantee” means any guarantee by a Guarantor of the Issuer’s Obligations under this Indenture and on the Notes. “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the PIK Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the PIK Notes and any Additional Notes, and all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Notes issued as PIK Payments in accordance with the terms of this Indenture. “Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness. “Officer” means the Chairman or Executive Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any other similar officer of the Issuer. “Officer’s Certificate” means a certificate signed by an Officer of the Issuer. “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or the Notes Collateral Agent, as applicable, that meets the requirements of Section 14.03 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee or the Notes Collateral Agent, as applicable. “Other Pari Passu Lien Obligations” means any Pari Debt (including Hedging Contracts) (other than intercompany Indebtedness owing to the Issuer or any Subsidiary); provided that an authorized representative of the holders of such Indebtedness (other than Additional Notes or PIK Notes) shall have executed a joinder to the Security Documents and entered into (or executed a joinder to) the Pari Passu Intercreditor and Collateral Agency Agreement. “Pari Debt” means: (1) any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

-28- (2) all Obligations with respect to the items listed in the preceding clause (1). Notwithstanding anything to the contrary in the preceding sentence, Pari Debt will not include: (a) any intercompany Indebtedness of the Issuer or any of its Restricted Subsidiaries to the Issuer or any of its Affiliates; or (b) any Indebtedness that is incurred in violation of this Indenture. For the avoidance of doubt, “Pari Debt” will not include any trade payables or taxes owed or owing by the Issuer or any of its Restricted Subsidiaries. “Pari Passu Intercreditor and Collateral Agency Agreement” means any Pari Passu Intercreditor and Collateral Agency Agreement to be entered into among the Issuer, the Guarantors, the Notes Collateral Agent and the authorized representative of the holders of any Other Pari Passu Lien Obligations, as it may be amended from time to time in accordance with the Indenture. “Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and subject to the Pari Passu Intercreditor and Collateral Agency Agreement. “Permitted Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries of the Issuer that is the same as, or reasonably related, ancillary or complementary to, the businesses in which the Issuer and the Restricted Subsidiaries are engaged in on the Issue Date, as determined in good faith by the Issuer. “Permitted Holders” means, collectively, (1) Novator Capital Sponsor Ltd., together with any funds, limited partnerships and investment vehicles controlled, managed or advised, directly or indirectly or by contract or otherwise, by, or under common control with, Novator Capital Sponsor Ltd., (2) Senior Management, (3) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Specified Parent or the Issuer, acting in such capacity, and (4) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Senior Management has beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its Specified Parents held by such group. “Permitted Investments” means: (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer (including, without limitation, through purchases of Notes, Note Guarantees or other Pari Debt); (2) any Investment in cash or Cash Equivalents or Investment Grade Securities; (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary of the Issuer; or

-29- (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; and in each case, any Investment held by such Person specified in clauses (a) or (b) of this clause (3) that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and not in violation of Section 4.10 hereof or from any other disposition of assets not constituting an Asset Sale; (5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer; (6) (i) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment in default or (b) litigation, arbitration or other disputes with Persons that are not Affiliates, (ii) any Investment acquired by the Issuer or any of its Restricted Subsidiaries in satisfaction of judgments against other Persons and (iii) any Investment acquired by the Issuer or any of its Restricted Subsidiaries as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (7) Hedging Contracts; (8) Investments by the Issuer or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Issuer or in any Joint Venture, provided that the aggregate amount of all such Investments outstanding at any time does not exceed the greater of $45.0 million and 5.5% of the Issuer’s Consolidated Total Assets; (9) loans or advances to employees, directors and officers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes; (10) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, and any modifications, renewals or extensions that do not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted under this Indenture; (11) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issue Date that are at the time outstanding not to exceed the greater of (a) $45.0 million and (b) 5.5% of the Issuer’s Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary

-30- at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary; (12) guarantees of Indebtedness of the Issuer or any Restricted Subsidiary or Guarantor which Indebtedness is permitted by Section 4.09; (13) Investments owned by any Person at the time such Person merges with, or is acquired by, the Issuer or any Restricted Subsidiary thereof; provided that such Investments are not incurred in contemplation of such merger or acquisition; (14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business; (15) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business; and (16) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11(b) hereof; (17) advances, loans or extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business or consistent with past practice or consistent with industry practice by the Issuer or any Restricted Subsidiary; (18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with industry practice; (19) Investments made in the ordinary course of business or consistent with industry practice in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors; (20) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with industry practice; (21) the purchase or other acquisition of any Indebtedness of the Issuer or any Restricted Subsidiary to the extent not otherwise prohibited hereunder; (22) Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with industry practice;

-31- (23) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business or consistent with industry practice in connection with the cash management operations of the Issuer and its Subsidiaries; (24) acquisitions of obligations of one or more directors, officers or other employees or consultants or independent contractors of any direct or indirect parent of the Issuer, the Issuer, or any Subsidiary of the Issuer in connection with such director’s, officer’s, employee’s consultant’s or independent contractor’s acquisition of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, to the extent no cash is actually advanced by the Issuer or any Restricted Subsidiary to such directors, officers, employees, consultants or independent contractors in connection with the acquisition of any such obligations; (25) Investments constituting promissory notes or other non-cash proceeds of dispositions of assets to the extent permitted under Section 4.10; (26) Investments resulting from pledges and deposits permitted pursuant to the definition of “Permitted Liens”; (27) loans and advances to any direct or indirect parent of the Issuer in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made in cash to such parent in accordance with Section 4.07, such Investment being treated for purposes of the applicable clause of such covenant, including any limitations, as if a Restricted Payment were made pursuant to such applicable clause; and (28) other Investments if, at the time of making such Investment, and after giving effect thereto (including the incurrence of any Indebtedness permitted to be incurred pursuant to the covenant described under Section 4.09 to finance such Investment), the Issuer’s Secured Leverage Ratio would not exceed 5.00 to 1.00. “Permitted Liens” means: (1) any Liens securing Credit Facilities incurred under clause (1) of the definition of Permitted Debt; provided, that the aggregate amount of such Indebtedness incurred under a Credit Facility does not exceed the aggregate amount that would be allowed under sub-clause (iii) of clause (1) of the definition of Permitted Debt as of the date of the incurrence of such Indebtedness; (2) Liens securing the Initial Notes issued on the Issue Date and the PIK Notes and the related Note Guarantees; (3) Liens in favor of the Issuer or any Restricted Subsidiary or Guarantor, (4) Liens on property or Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to, and were not incurred in contemplation of, such acquisition, merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof and after-acquired

-32- property to the extent it would have been subject to a Lien in respect of the arrangements under which such Lien arose) other than those of the Person acquired, merged into or consolidated with the Issuer or the Restricted Subsidiary; (5) Liens on property existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer, provided that such Liens were in existence prior to, and were not incurred in contemplation of, such acquisition and do not extend to any property (other than improvements thereon, accessions thereto and after-acquired property to the extent it would have been subject to a Lien in respects of the arrangements under which such Liens arose) other than the property so acquired by the Issuer or the Restricted Subsidiary; (6) any interest or title of a lessor to the property subject to a Finance Lease Obligation or operating lease; (7) Liens to secure Indebtedness (including Finance Lease Obligations) permitted by clause (4) of Section 4.09(b) hereof covering only the assets acquired, constructed, installed or improved with, or financed by, such Indebtedness (and improvements thereon, accessions thereto and proceeds thereof); (8) Liens existing, or provided for under binding contracts existing, on the Issue Date; (9) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature, industrial development, pollution control or similar bonds, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business; (10) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Issuer or any Restricted Subsidiary of the Issuer to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture; (11) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness; (12) Liens arising under construction contracts, interconnection agreements, operating agreements, joint venture agreements, partnership agreements, shared service agreements, division orders, contracts for sale, real property leases and other agreements arising in the ordinary course of business of the Issuer and its Restricted Subsidiaries that are customary in the Permitted Business; (13) Liens upon specific items of inventory, receivables or other goods or proceeds therefrom of the Issuer or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of

-33- such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds therefrom and permitted by Section 4.09 hereof; (14) Liens securing (a) any defeasance trust; provided that such Liens do not extend to any assets or properties that are not part of such defeasance trust, or (b) Liens relating to escrow arrangements securing Indebtedness incurred in accordance with this Indenture; (15) Liens to secure performance of Hedging Contracts, or letters of credit issued in connection therewith, of the Issuer or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes; (16) Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto; (17) other Liens incurred by the Issuer or any Restricted Subsidiary of the Issuer (which may include, without limitation, Liens securing Other Pari Passu Lien Obligations); provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (17) does not exceed the greater of (a) $45.0 million and (b) 5.5% of the Issuer’s Consolidated Total Assets at the time of such incurrence; (18) any Lien renewing, extending, refinancing or refunding a Lien permitted by any other clause (other than clauses (37)) in this definition of “Permitted Liens,” provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof and after-acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which the original Lien arose); (19) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged), and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

-34- (20) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits or similar legislation or regulations or other insurance-related obligations or indemnification obligations of insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person; (21) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (22) carriers’, warehousemen’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s and similar Liens, or Liens in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business; (23) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the good faith judgment of an authorized officer of the Issuer, in the aggregate, materially diminish the value of such properties or materially interfere with their use in the operation of the business of the Issuer or any of its Restricted Subsidiaries; (24) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries; (25) with respect to any leasehold interest where the Issuer or any Restricted Subsidiary of the Issuer is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property; (26) Liens arising from Uniform Commercial Code financing statement filings regarding precautionary filings, consignment arrangements or operating leases entered into by the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business; (27) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry, (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; (iv)

-35- relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or consistent with industry practice or (v) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice; (28) deposits made in the ordinary course of business to secure liability to insurance carriers or self-insurance arrangements; (29) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; (30) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(a)(7) hereof; (31) Liens deemed to exist in connection with Investments in repurchase agreements permitted by Section 4.09 hereof, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (32) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (33) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by this Indenture; (34) Liens securing obligations in respect of Treasury Management Arrangements; (35) Liens securing Other Pari Passu Lien Obligations in an aggregate principal amount not to exceed the greater of (a) greater of (x) $45.0 million and (y) 5.5% of the Issuer’s Consolidated Total Assets, at any time outstanding and (b) an amount such that, after giving pro forma effect to the Liens securing such Other Pari Passu Lien Obligations, the Secured Leverage Ratio does not exceed 5.00 to 1.00, to the extent such Indebtedness is permitted by Section 4.09(a) hereof; and (36) Liens securing Indebtedness that is secured by Liens on the Collateral that are junior in priority to the Notes; (37) Liens securing Warehouse Indebtedness; (38) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with industry practice or purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statutes) financing statements or similar public filings;

-36- (39) any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (40) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (41) Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations not constituting Indebtedness; (42) any encumbrance or restriction imposed under any contract for the sale by the Issuer or any of its Restricted Subsidiaries of the Capital Stock of any Restricted Subsidiary, or any business unit or division of the Issuer or any Restricted Subsidiary; and (43) Liens securing Contribution Indebtedness (which may include, without limitation, Contribution Indebtedness constituting Other Pari Passu Lien Obligations) to the extent permitted by Section 4.09(b)(22) hereof. The Issuer may classify (or later reclassify) any Lien in any one or more of the above categories (including in part in one category and in part another category) in accordance with the provisions set forth under Section 4.17 hereof. “Permitted Portable Transaction” means any transaction or series of related transactions relating to, or in connection with, (a) a sale or disposition of all or substantially all of the assets, Equity Interests or other property of the Issuer and its Restricted Subsidiaries, taken as a whole, including, for the avoidance of doubt, any such sale or disposition involving a take- private transaction, or (b) any de-merger or carve-out transaction relating to all or substantially all of the assets, Equity Interests or other property of the Issuer and its Restricted Subsidiaries, taken as a whole, in either case, whether or not constituting a Change of Control; provided that, after giving effect to the completion of such transaction or series of transactions, (i) subject to Section 4.17(4) and the last proviso of this definition, no Default or Event of Default has occurred and is continuing and (ii) either (A) the Issuer continues in existence or (B) the Person or Persons succeeding the Issuer (1) is organized or existing under the laws of the United States, any state or territory of the United States or the District of Columbia and (2) assumes all the obligations of the Issuer under the Notes and this Indenture, and either (x) assumes all of the obligations of the Issuer under the Security Documents or (y) enters into new Security Documents providing for a pledge of its assets as Collateral on substantially the same terms as the Security Documents in existence on the date of completion of such transaction or series of transactions and, in either case, takes all actions required by such Security Documents to perfect the Liens created by such Security Documents; provided further that, to the extent, in connection with any such transaction or series of transactions, any action is taken or omitted to be taken which would violate or contravene any one or more of Sections 4.07, 4.08, 4.10, 4.11 or 5.01 in the absence of a Permitted Portable Transaction, then to the extent the Fair Market Value of Collateral immediately after completion of such transaction or series of transactions is equal to or greater than that of the Collateral immediately prior to completion of such transaction or series of transactions (giving effect to reductions, substitutions, modifications and changes to the Fair Market Value of the Collateral after the Issue Date which are permitted under the Notes

-37- Documents in the absence of a Permitted Portable Transaction) (it being understood that the payment of Transaction Costs in an amount not to exceed $10.0 million shall not be deemed to effect whether or not this clause has been satisfied), such violation or contravention shall not result in a Default or Event of Default under this Indenture and shall be permitted under this Indenture. and such transaction or series of transaction shall otherwise be treated in accordance with Section 1.04. “Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that: (1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has (i) a final maturity date that is either (A) no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced defeased or refunded or (B) after the final maturity date of the Notes and (ii) has a Weighted Average Life to Maturity that is either (A) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced defeased or refunded, or (B) longer than the Weighted Average Life to Maturity of the Notes; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Issuer that is not a Guarantor if the Issuer or a Guarantor is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded. Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09 hereof shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity. “PIK Interest” means interest payable on the Notes by issuing PIK Notes under this Indenture having the same terms as the Initial Notes, subject to the terms of this Indenture and the Notes.

-38- “PIK Payment” means any payment of PIK Interest on any Interest Payment Date (or with respect to defaulted interest, on the date of payment of such defaulted interest) for the Interest Period ending on and including the day immediately preceding such Interest Payment Date. “Preferred Stock” means any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up. “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture. “Purchaser” means SB Northstar L.P., a Cayman Islands exempted limited partnership. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock. “Rating Agencies” means Moody’s or S&P or, if Moody’s or S&P shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for Moody’s or S&P, as the case may be. “Record Date” for the interest payable on any applicable Interest Payment Date means June 15 or December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date. “Replacement Assets” means (1) tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary. “Reporting Default” means a failure by the Issuer to comply with the provisions under Section 4.03. “Responsible Officer,” when used with respect to the Trustee or the Notes Collateral Agent, as applicable, means any vice president, assistant vice president, any trust officer or assistant trust officer, or any other officer of the corporate trust group of the Trustee or the Notes Collateral Agent, as applicable (or any successor group of the Trustee), customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Investment” means an Investment other than a Permitted Investment.

-39- “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “S&P” refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof. “Sale and Leaseback Transaction” means, with respect to the Issuer or any of its Restricted Subsidiaries, any arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person, in each case, to the extent classified as a sale and leaseback transaction in accordance with GAAP; provided that any such arrangements with respect to catalyst or precious metals that are entered into in the ordinary course of business shall not be deemed to be Sale and Leaseback Transactions. “Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral. “Secured Debt” means, as of any date of determination, an amount equal to (1) the aggregate principal amount of outstanding Indebtedness of the Issuer and its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the holders of the Indebtedness secured thereby) as of such date consisting of (without duplication) Indebtedness for borrowed money (including unreimbursed outstanding drawn amounts underfunded letters of credit (other than letters of credit in respect of trade payables)), Finance Lease Obligations, Attributable Debt and debt obligations evidenced by bonds, notes, debentures or similar instruments, determined on a consolidated basis in accordance with GAAP (excluding items eliminated in consolidation, and for the avoidance of doubt, excluding obligations under Hedging Contracts) that, in each case, is then secured by Liens on property or assets of the Issuer or its Restricted Subsidiaries and consists of the Notes or Indebtedness constituting Other Pari Passu Lien Obligations, minus (2) the amount of cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries as of the most recent date with respect to which a balance sheet is available. “Secured Leverage Ratio” means, on any date, the ratio of Secured Debt on such date to Consolidated EBITDA of the Issuer for the most recently ended Test Period on or prior to such date. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the applicable Test Period and on or prior to the date on which the event for which the calculation of such ratio is made, then the Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of such Test Period. In addition, for purposes of calculating the Secured Leverage Ratio:

-40- (1) acquisitions, dispositions, mergers, consolidations, Investments, business restructurings, operational changes and any financing transactions relating to any of the foregoing (including repayment of Indebtedness) that have been made by the Issuer or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), during the Test Period or subsequent to such Test Period and on or prior to the Calculation Date, will be given pro forma effect (including any Consolidated EBITDA and any “run rate” cost savings, expense and cost reductions and other operating improvements or synergies that have occurred or are projected by the Issuer in good- faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twenty-four (24) months after consummation of the applicable action or transaction giving rise thereto, regardless of whether those expense and cost reductions or other operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto) as if they had occurred on the first day of the Test Period;; if since the beginning of such Test Period any Person that subsequently becomes a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary thereof since the beginning of such Test Period shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such Test Period as if such relevant transaction had occurred at the beginning of the applicable Test Period and Consolidated EBITDA for such Test Period shall be calculated on a pro forma basis; and (2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral in favor of the Notes Collateral Agent for the benefit of the Securityholder Secured Parties. “Securityholder Secured Parties” means the Trustee, the Notes Collateral Agent, each Holder of Securities and each holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time. “Senior Management” means the officers, directors, and other members of senior management of the Issuer or any of its Subsidiaries, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Issuer or any of its Subsidiaries. “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

-41- “Specified Legal Expenses” means, to the extent not constituting an extraordinary, non- recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) either (i) arising from, or related to, facts and circumstances existing on or prior to the Issue Date (including matters disclosed in the public filings of the Issuer) or (ii) arising out of or related to antitrust, Federal Trade Commission or Department of Justice proceedings or securities law. “Specified Parent” means any Person of which the Issuer at any time is or becomes a Subsidiary after the Issue Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Specified Parent. “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof. “Stock Equivalent” means all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable. “Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively. “Test Period” in effect at any time means the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available (as determined in good faith by the Issuer). “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

-42- “Transaction Costs” means the payment of all fees, premiums, costs and expenses (including legal, accounting and financial advisory costs) incurred in connection with a Permitted Portable Transaction or a Change of Control. “Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Maturity Date; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Issuer shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Issuer will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officer’s Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail. “Trustee” means GLAS Trust Company LLC, in its capacity as Trustee under this Indenture, together with its successor or successors in such capacity. “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction. “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend. “Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; and (2) does not own, and none of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated). All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

-43- “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act. “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person. “Warehouse Indebtedness” means any Indebtedness of the Better Mortgage Corporation consisting of warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage or other consumer loans and related assets and any replacements or refinancings thereof. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding aggregate amount of such Indebtedness. Section 1.02. Other Definitions. Term Defined in Section “Affiliate Transaction” 4.11 “Asset Sale Offer” 3.09 “Authentication Order” 2.02 “Change of Control Offer” 4.13 “Change of Control Payment” 4.13 “Change of Control Settlement Date” 4.13 “Covenant Defeasance” 8.03 “Eliminated Covenants” 4.16 “Event of Default” 6.01 “Excess Proceeds” 4.10 “incur” 4.09 “Legal Defeasance” 8.02 “Offer Amount” 3.09 “Offer Period” 3.09 “Paying Agent” 2.03 “Payment Default” 6.01 “Permitted Debt” 4.09 “PIK Notes” 2.14 “Purchase Date” 3.09 “Registrar” 2.03 “Restricted Payments” 4.07

-44- Section 1.03. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive and “including” is not limiting; (d) words in the singular include the plural, and in the plural include the singular; (e) “will” shall be interpreted to express a command; (f) provisions apply to successive events and transactions; (g) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; (h) any reference to an “Article,” “ Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; (j) the phrase “in writing” as used herein shall be deemed to include PDF attachments and other electronic means of transmission, unless otherwise indicated; and (k) references to “principal amount” of the Notes includes any PIK Notes issued as a result of a PIK Payment. Section 1.04. Permitted Portable Transactions. Notwithstanding anything herein to the contrary, for the avoidance of doubt, a Permitted Portable Transaction (i) (x) shall be deemed to not violate any covenant or be in breach of any provision under this Indenture and the Note Documents, (y) shall not require the consent of the Trustee, the Notes Collateral Agent or any Holder and (z) shall not require an Asset Sale Offer or a Change of Control Offer to be made and (ii) shall be for all purposes permitted under this Indenture and the Note Documents. ARTICLE II. THE NOTES Section 2.01. Form and Dating. Additional provisions relating to the Notes are set forth in the Transfer and Exchange Appendix attached hereto (“Appendix II”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix II which is hereby

-45- incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Appendix II are part of the terms of this Indenture. Section 2.02. Execution and Authentication. At least one Officer shall sign the Notes for the Issuer by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. On the Issue Date, the Trustee shall authenticate and deliver $155,000,000 aggregate principal amount of 6.00% Senior Secured PIK Toggle Notes Due 2028 and, at any time and from time to time thereafter, the Trustee shall upon a written order of the Issuer signed by an Officer (an “Authentication Order”) authenticate and deliver Notes for original issue in an aggregate principal amount specified in such Authentication Order. Such Authentication Order shall specify the amount of the Notes to be authenticated, whether the Notes are to be Initial Notes, PIK Notes or Additional Notes, and the date on which the original issue of such Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.09 and Section 4.12. At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon receipt of an Authentication Order in connection with a PIK Payment, authenticate and deliver PIK Notes in an aggregate principal amount specified in such Authentication Order. Notwithstanding anything to the contrary herein, in connection with any PIK Payment, only an Authentication Order shall be required to be delivered to the Trustee. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices. Section 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may

-46- have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes. Section 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and cash interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and cash interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Notwithstanding anything to the contrary in this Indenture, any PIK Payment due shall be made in accordance with Section 2.14 hereof and, if made in accordance therewith, shall be deemed to comply with this Section 2.04. Section 2.05. Noteholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. Section 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and

-47- 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act Section 2.07. Replacement of Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of this Section are met, neither the Issuer nor the Trustee have notice that the Note has been acquired by a bona fide purchaser and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond or other security sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional Obligation of the Issuer. Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code). If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue. Section 2.09. Temporary Notes. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of a written order of the Issuer signed by two Officers or by an Officer and either an assistant Treasurer or an assistant Secretary of the Issuer, authenticate definitive Notes and deliver them in exchange for temporary Notes. Section 2.10. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the cancellation of cancelled Notes shall be delivered to the Issuer upon written request. The

-48- Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. Section 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest or any other amount due on the Notes as provided in this Indenture (the “Defaulted Amount”), then regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on such Defaulted Amount in any lawful manner (including through the issuance of PIK Notes) for each day, if any, during the period from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and default interest, which default interest will accrue on each such day at a rate per annum equal to the rate at which interest accrues on the Notes on such day. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date selected by the Issuer; provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date in a manner not deemed impractical for the Trustee and shall promptly deliver to each Holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid. Section 2.12. CUSIP Numbers, ISINs, Etc. The Issuer shall not be required to, obtain “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) to identify any of the Notes. Section 2.13. Issuance of Additional Notes. After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.09 and Section 4.12, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, the issue price, the first Interest Payment Date and the initial interest accrual date. The Initial Notes, together with the PIK Notes, if any, and the Additional Notes, if any, shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Notes are not fungible with the Initial Notes and the PIK Notes, if any, for U.S. federal income tax purposes. With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provisions of Section 4.09 and Section 4.12 that the Issuer is relying on to issue such Additional Notes; and

-49- (2) the issue price, the issue date, the first Interest Payment Date, the initial interest accrual date and the CUSIP number, if any, of such Additional Notes. Section 2.14. Payment of Interest; PIK Notes. (a) With respect to each Interest Period, interest on the Notes shall accrue at 6.00% per annum from the date hereof until the Maturity Date (or, if earlier, the applicable Redemption Date, Change of Control Purchase Date, Alternative Financing Purchase Date or Asset Sale Purchase Date). The Issuer will pay interest semi-annually in arrears on each Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance through but excluding the date on which interest is paid; provided that the first Interest Payment Date shall be June 30, 2025. For any Interest Period, the Issuer shall pay interest by either, at its option, (i) paying in cash or (ii) paying in kind by issuing additional Notes (“PIK Notes”) in an aggregate principal amount equal to the relevant amount of interest to be paid in kind (rounded down to the nearest $1.00) and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver such PIK Notes in the form of Definitive Notes for original issuance to the Holders on the relevant Record Date, as shown by the records of the Registrar. Interest will be calculated based on the outstanding principal of the Notes as of the beginning of the applicable Interest Period rounded down to the nearest $1.00. In the event that the Company shall elect to pay PIK Interest for any Interest Period, then the Company shall deliver a notice to the Trustee and the Holders not less than five Business Days prior to the applicable Interest Record Date for the relevant Interest Payment Date of the relevant Interest Period, which notice shall state the total amount of cash interest to be paid on such Interest Payment Date and the total amount of PIK Interest to be paid on such Interest Payment Date. For the avoidance of doubt, if the Company does not deliver the notice specified in the immediately preceding sentence, the Company will be deemed to have elected to pay interest on the Notes for the applicable Interest Period in cash. (b) In connection with a PIK Payment in respect of the Notes, the Issuer shall, without the consent of Holders (and without regard to any restrictions or limitations set forth under Section 4.09), issue PIK Notes under this Indenture. Any PIK Notes issued shall be consolidated with and form a single class with the Initial Notes or Additional Notes, as applicable, and PIK Notes issued pursuant to this Indenture shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes or Additional Notes, as applicable. (c) [Reserved]. (d) Any PIK Notes issued in certificated form pursuant to clause (ii) of the third sentence of Section 2.14(a) shall be issued in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest $1.00), shall be dated as of the applicable Interest Payment Date and will bear interest from and after such Interest Payment Date. The Trustee shall authenticate and deliver the PIK Notes in certificated form for original issuance on the Interest Payment Date to the Holders of record on the relevant Record Date. All PIK Notes issued pursuant to a PIK Payment shall mature on the Maturity Date, shall be governed by, and subject to the terms, provisions and conditions of, this Indenture

-50- and shall have the same rights and benefits as the Initial Notes or Additional Notes, as applicable. Any certificated PIK Notes shall be issued with the description “PIK” on the face of such PIK Note but shall be treated for all purposes under this Indenture with the same rights and obligations as the Initial Notes or Additional Notes, as applicable. (e) The Issuer shall be responsible for making all calculations required in order to determine the amount of PIK Interest payable on the Notes on any Interest Payment Date. The Issuer shall make the calculations in reasonable detail and in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Trustee shall have no duty to calculate or verify the Issuer’s calculations under the Notes and this Indenture. The Trustee is entitled to rely conclusively upon the accuracy of the Issuer’s calculations. Upon written request, the Issuer shall promptly provide a schedule of its calculations to the Trustee and the Paying Agent. (f) Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months. ARTICLE III. REDEMPTION AND PREPAYMENT Section 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, prior to the date that a notice of redemption is delivered to Holders (or such shorter period as may be acceptable to the Trustee), an Officer’s Certificate setting forth: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; and (4) the redemption price (if then determined and otherwise the method of determination). Section 3.02. Selection of Notes to be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption on a pro rata basis, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Trustee has actual knowledge of such listing). The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

-51- Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. Section 3.03. Notice of Redemption. Subject to the provisions of Section 3.09 hereof, if the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, then at least 10 days but not more than 60 days before a redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of this Indenture), the Issuer will send electronically, mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof. The notice will identify the Notes to be redeemed and will state: (1) the redemption date; (2) the redemption price (if then determined and otherwise the method of determination); (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note; (4) the name and address of the Paying Agent; (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date, subject to any condition precedent set forth in the notice; (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; (9) any conditions precedent to which the redemption or notice is subject; and (10) any applicable CUSIP or ISIN number. At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Officer’s Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and is

-52- accompanied by a copy of the notice of redemption that sets forth the information to be stated in such notice as provided in the preceding paragraph. Section 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03 or Section 3.08 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price, unless the redemption is subject to a condition precedent that is not satisfied or waived. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given prior to a transaction or event (including an Equity Offering) and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. The notice of redemption, if sent or mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Section 3.05. Deposit of Redemption or Purchase Price. Prior to 10:00 a.m. Eastern Time on any redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any (which shall be payable in cash and not as PIK Interest), on all Notes to be redeemed or purchased on that date (to the extent such Notes are being redeemed or purchased with cash and not being exchanged, in the case of a redemption pursuant to Section 3.08). The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased. In addition, any investment income, if any, earned on funds held by the Trustee or the Paying Agent shall be remitted to the Issuer. If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for

-53- redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes. Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. No Note in denominations of $2,000 or less shall be redeemed in part. Section 3.07. Optional Redemption. (a) At any time prior to the Maturity Date, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes and PIK Notes), upon notice duly given pursuant to Section 3.03, at a redemption price equal to 106.00% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), with an amount not exceeding the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 60% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes and PIK Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (2) the redemption occurs within 150 days of the date of the closing of each such Equity Offering. (b) At any time prior to the Maturity Date, the Issuer may on any one or more occasions redeem all or part of the Notes, upon notice duly given pursuant to Section 3.03, at a redemption price equal to the sum of (1) 108.00% of the then outstanding principal amount thereof, plus (2) the Make Whole Premium at the redemption date, plus accrued and unpaid interest (which shall be payable in cash and not as PIK Interest), if any, to, but excluding, the redemption date. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. Section 3.08. Offer to Purchase Upon Alternative Financing Trigger. If an Alternative Financing Trigger occurs, unless the Issuer at such time has given notice of redemption pursuant to Section 3.07 with respect to all the outstanding Notes each Holder will have the right to require the Issuer to repurchase all or any part (in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof (or $1.00 in the case of PIK Notes)) of that Holder’s

-54- Notes pursuant to an offer to repurchase on the terms described below (the “Alternative Financing Offer”) at the Alternative Financing Purchase Price. The Alternative Financing Offer shall be made to all Holders within 10 Business Days after the occurrence of an Alternative Financing Trigger (or prior to the Alternate Financing Trigger if a definitive agreement is in place for the Alternate Financing Trigger). The Alternative Financing Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Alternative Financing Offer Period”). No later than five Business Days after the termination of the Alternative Financing Offer Period (the “Alternative Financing Purchase Date”), the Issuer will purchase the Notes tendered in response to the Alternative Financing Offer. Payment for any Notes so purchased (x) at the Cash Purchase Price will be made in the same manner as cash interest payments are made and (y) at the Exchange Repurchase Price shall be made on a cashless exchange basis pursuant to the provisions of Sections 3.01 through 3.06 hereof. If the Alternative Financing Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any (which shall be payable in cash and not in PIK Interest), will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Alternative Financing Offer. Upon the commencement of an Alternative Financing Offer, the Issuer will send electronically, or mail or cause to be mailed, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain relevant instructions to enable such Holders to tender Notes pursuant to the Alternative Financing Offer and to elect the Cash Repurchase Price or the Exchange Repurchase Price. The notice will describe the transaction or transactions that constitute the Alternative Financing Trigger and offer to repurchase or exchange, as applicable, the Notes at the Alternative Financing Purchase Price, and will state: (a) that the Alternative Financing Offer is being made pursuant to this Section 3.08 and the length of time the Alternative Financing Offer will remain open; (b) if such notice is delivered prior to the occurrence of the Alternative Financing Trigger, stating that the Alternative Financing Offer is conditional on the occurrence of such Alternative Financing Trigger and if applicable, shall state that, in the Issuer’s discretion, the Alternative Financing Offer Payment Date may be delayed until such time as the Alternative Financing Trigger shall occur, or that such repayment may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Alternative Financing Payment Date, or by the Alternative Financing Date as so delayed; and (c) the Alternative Financing Purchase Price and the Alternative Financing Offer Purchase Date; (d) that any Note not tendered or accepted for payment will continue to accrue interest;

-55- (e) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Alternative Financing Offer will cease to accrue interest on and after the Alternative Financing Purchase Date; (f) that Holders electing to have a Note purchased pursuant to an Alternative Financing Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof; (g) that Holders electing to have a Note purchased pursuant to an Alternative Financing Offer may elect to have Notes purchased at either (x) the Cash Purchase Price or (y) the Exchange Repurchase Price; (h) that Holders electing to have Notes purchased pursuant to any Alternative Financing Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer or a Paying Agent at the address specified in the notice at least three days before the Alternative Financing Purchase Date; (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). On or before the Alternative Financing Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Alternative Financing Offer, and required to be purchased pursuant to this Section 3.08 hereof, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.08. Promptly (but in any case not later than five days after the Alternative Financing Purchase Date) (1)(x) the Issuer, a tender agent or the Paying Agent, as the case may be, will with respect to any Notes for which the Cash Purchase Price is to be delivered, deliver to each tendering Holder cash in an amount equal to the Cash Purchase Price of the Notes tendered by such Holder and accepted by the Issuer for purchase or (y) the Issuer shall issue or cause to be issued Indebtedness representing the Exchange Repurchase Price, as applicable, and (2) the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof. Any Note not so accepted shall be promptly delivered by the Issuer to the Holder thereof. Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

-56- Section 3.09. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified below. The Asset Sale Offer shall be made to all Holders and all holders of Other Pari Passu Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Asset Sale Offer Purchase Date”), the Issuer will apply all Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of Notes and such other Other Pari Passu Lien Obligations (on a pro rata basis based on the principal amount of Notes and such other Other Pari Passu Lien Obligations surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as cash interest payments are made. If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer. Upon the commencement of an Asset Sale Offer, the Issuer will send electronically, or mail or cause to be mailed, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state: (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open; (b) the Offer Amount, the purchase price and the Purchase Date; (c) that any Note not tendered or accepted for payment will continue to accrue interest; (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date; (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof; (f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect

-57- Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer or a Paying Agent at the address specified in the notice at least three days before the Purchase Date; (g) that Holders will be entitled to withdraw their election if the Issuer or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (h) that, if the aggregate principal amount of Notes and other Other Pari Passu Lien Obligations surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes and the trustee or agent for such other Other Pari Passu Lien Obligations will select the Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such other Other Pari Passu Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof, will be purchased); and (i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer, and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09. The Issuer, a tender agent or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date. Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

-58- ARTICLE IV. COVENANTS Section 4.01. Payment of Notes. The Issuer will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and cash interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and cash interest, if any, then due. PIK Interest shall be considered paid on the date due if on such date the Trustee shall have received by electronic delivery or by first class mail postage prepaid, PIK Notes duly executed by the Issuer together with an Authentication Order requesting the authentication of such PIK Notes by the Trustee in the amount of such PIK Interest due as set forth in such Authentication Order. Section 4.02. Maintenance of Office or Agency. (a) The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of the obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof: provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for purposes of service of legal process on the Issuer. Section 4.03. Reports. (a) For so long as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Notes remain outstanding, the Issuer shall file with the Commission and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filing of such reports. If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, the Issuer shall provide the reports specified in the preceding sentence to the Holders in a manner determined by it (which may be by posting such reports on its website) within the time periods that would apply if the Issuer were required to file those reports with the

-59- Commission. To the extent any such report or information is not so filed or provided, as applicable, within the time periods specified and such information is subsequently filed or provided, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Article 6 if Holders of at least 25% in principal amount of the then total outstanding Securities have declared the principal, premium, if any, and interest on the Securities to be due and payable and such declaration shall not have been rescinded or canceled prior to such cure. The Trustee shall have no duty to monitor the filings of the Issuer of such reports with the Commission or the posting of such reports on its website. (b) For so long as the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the Notes remain outstanding, the Issuer shall provide the reports specified below to the Holders in a manner determined by it (which may be by posting such reports on its website) within the time periods specified below: (1) within 120 days after the end of each fiscal year of the Issuer annual audited consolidated financial statements of the Issuer (including balance sheets, statements of income and statements of cash flows) prepared in accordance with GAAP, together with a report of the Issuer’s independent accountants on such financial statements, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” with respect to such financial statements in each case, on a basis substantially consistent with, and at the same level of detail as, that which would have been required to be contained in annual reports on Form 10-K had the Issuer been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and (2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited quarterly consolidated financial statements of the Issuer (including balance sheets, statements of income and statements of cash flows) prepared in accordance with GAAP, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the interim periods presented, in each case, on a basis substantially consistent with, and at the same level of detail as, that which would have been required to be contained in quarterly reports on Form 10-Q had the Issuer been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. (c) At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer. (d) For so long as applicable and any Securities remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

-60- (e) The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of reports, information and documents such as the above to the Trustee is for informational purposes only, and the Trustee’s receipt of any such reports, information or documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from the information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee will have no responsibility whatsoever to determine whether or not any such financial statements, auditors’ reports and other information, documents or reports have been posted on the Issuer’s website, on any online data system or filed with the Commission. The Trustee shall have no duty to review or analyze reports delivered to it. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or any website under the indenture, or participate in any conference calls. Section 4.04. Compliance Certificate. (1) The Issuer shall deliver to the Trustee and the Notes Collateral Agent, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2025, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto). (2) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee and the Notes Collateral Agent, within 30 days of any Officer of the Issuer having actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, its status and what actions the Issuer is taking or propose to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period. Section 4.05. Taxes. The Issuer will pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes. Section 4.06. Stay, Extension and Usury Laws. Each of the Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants

-61- or the performance of this Indenture; and each of the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 4.07. Restricted Payments. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Qualified Equity Interests of the Issuer or payable to the Issuer or a Restricted Subsidiary of the Issuer); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer, any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (other than in exchange for Qualified Equity Interests of the Issuer) held by Persons other than the Issuer or any Restricted Subsidiary of the Issuer; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is contractually subordinated to the Notes or the Note Guarantees (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except, in each case, a payment of (a) interest or principal at the Stated Maturity thereof (or the satisfaction of a sinking fund obligation) or (b) principal and accrued interest, due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”); unless, at the time of and after giving effect to such Restricted Payment: (A) no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; (B) other than with respect to Restricted Investments, the Fixed Charge Coverage Ratio for the Issuer’s most recently ended Test Period prior to the making of such Restricted Payment is not less than 2.00 to 1.00; and (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses

-62- (1) through (17) of Section 4.07(b) hereof) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of (such sum, the “Cumulative Credit”): (i) 50% of the cumulative Consolidated Net Income of the Issuer beginning with the first full fiscal quarter in which the Issue Date occurs (treating such period as a single accounting period) to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment; plus (ii) 100% of the aggregate net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Qualified Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case other than proceeds of sales of Qualified Equity Interests to, or contributions received from, any Restricted Subsidiaries of the Issuer) to the extent such net cash proceeds or cash do not constitute Excluded Contributions; plus (iii) the amount by which the principal amount of Indebtedness of the Issuer or any Restricted Subsidiary (other than Indebtedness owing to the Issuer or any Restricted Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Issuer or any Restricted Subsidiary for Qualified Equity Interests of the Issuer (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary from the initial issuance, incurrence or sale of such Indebtedness (excluding net cash proceeds from sales to a Subsidiary of the Issuer or to an employee stock ownership plan or a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); plus (iv) without duplication, the sum of: (v) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

-63- (vi) the net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Issuer); (vii) the aggregate amount of dividends or other distributions or payments received in cash from any Unrestricted Subsidiary; and (viii) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary; plus (D) the greater of $40.0 million and 5.0% of the Issuer’s Consolidated Total Assets. (b) The restrictions in Section 4.07(a) hereof will not prohibit: (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of its declaration or the giving of a redemption notice related thereto, as the case may be, if at the date of declaration or notice the payment would have complied with the provisions of this Indenture; (2) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Issuer or any Guarantor or of any Equity Interests of the Issuer or any of its Restricted Subsidiaries, the acquisition of any Restricted Investment or the making of any other Restricted Payment, in each such case in exchange for, or out of the net cash proceeds of the substantially concurrent (i) contribution (other than from a Restricted Subsidiary of the Issuer) to the equity capital of the Issuer or (ii) issuance or sale (other than to a Restricted Subsidiary of the Issuer) of, Qualified Equity Interests of the Issuer or any direct or indirect parent of the Issuer, with a contribution or sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment occurs not more than 120 days after such contribution or sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value or other Restricted Payment will be excluded (or deducted, if included) from the calculation of Cumulative Credit; (3) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to the Issuer or a Restricted Subsidiary; (5) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer (or any direct or indirect parent of the Issuer) held by any current, future or former director, officer, consultant or employee of

-64- the Issuer, any Restricted Subsidiary of the Issuer, or any direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer, or their estates or the beneficiaries of such estates (including the payment of dividends and distributions to enable the Issuer or any other direct or indirect parent of the Issuer to repurchase Equity Interests owned by its directors, officers, consultants and employees), provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with unused amounts in any calendar year to be carried forward to successive calendar years and added to such amount); provided, further, that such amounts will be increased by the cash proceeds of key man life insurance policies received by the Issuer, its Restricted Subsidiaries or any other direct or indirect parent of the Issuer and contributed to the Issuer after the Issue Date, provided, further, that the amount of any such cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Cumulative Credit; (6) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of stock or unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock or unit options, warrants, incentives or rights to acquire Equity Interests; (7) any purchase, redemption, retirement, defeasance or other acquisition for value of any subordinated Indebtedness (i) at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness plus accrued and unpaid interest in accordance with provisions similar to Section 4.13 hereof and (ii) at a purchase price not greater than 100% of the principal amount thereof plus accrued and unpaid interest in accordance with provisions similar to Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, redemption, retirement, defeasance or other acquisition, the Issuer shall have complied with Section 4.10 and Section 4.13 hereof, as the case may be, and repurchased all Notes validly tendered for payment and not withdrawn in connection with the Change of Control Offer or Asset Sale Offer, as the case may be; (8) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 5 hereof; (9) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer or any direct or indirect parent of the Issuer (and payment of dividends to any direct or indirect parent of the Issuer for such purpose); and the declaration and payment of dividends or distributions by the Issuer or any Restricted Subsidiary to, or the making of loans to, any direct or indirect parent of the Issuer in amounts sufficient for such direct or indirect parents to pay, in each case, without duplication: (A) (1) franchise and excise taxes and other fees, taxes and expenses, in each case, to the extent required to maintain such direct or

-65- indirect parents’ existence to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and (2) federal, foreign, state and local income taxes that would be payable by such direct or indirect parents on the income of the Issuer and its Subsidiaries without taking into account any other tax liabilities or tax assets, including net operating losses, of such direct or indirect parents; provided, that in each case, the amount of such payments or loans in any fiscal year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes for such fiscal year were the Issuer and its Subsidiaries members of an affiliated, consolidated, combined, unitary or similar group of which the Issuer was the common parent; (B) (1) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (2) any reasonable and customary indemnification claims made by directors or officers of the Issuer; and (C) general corporate administrative, operating and overhead costs and expenses of any direct or indirect parent of the Issuer to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; (10) Restricted Payments (including, for the avoidance of doubt, the payment of Transaction Costs) in connection with any consolidation, merger or transfer of assets that is not prohibited by this Indenture (including, for the avoidance of doubt, any Change of Control or Permitted Portable Transaction) not to exceed $5.0 million in the aggregate after the Issue Date; (11) so long as no Default (except a Reporting Default) has occurred and is continuing or would be caused thereby, the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.09 hereof; (12) repurchases of Class A Common Stock pursuant to the January 2025 Share Repurchase Program; (13) Restricted Payments in an aggregate amount not to exceed the amount of all Excluded Contributions; (14) [Reserved] (15) [Reserved]; (16) so long as no Event of Default shall have occurred and be continuing, the making of any Restricted Payments if, at the time of making such payments, and after giving effect thereto

-66- (including the incurrence of any Indebtedness permitted to be incurred pursuant to the covenant described under “Incurrence of Indebtedness and Issuance of Disqualified Stock” to finance such payment), the Issuer’s Secured Leverage Ratio would not exceed 5.00 to 1.00; (17) [Reserved]; and (18) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (18) not to exceed the greater of (x) $35.0 million and (y) 4.50% of the Issuer’s Consolidated Total Assets (measured at the time of payment). (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in the manner specified in the definition of that term. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or payment or other transaction that, except for being a Permitted Investment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (17) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof or is a Permitted Investment, the Issuer will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 4.07, in each case, in accordance with the provision set forth in Section 4.17 hereof. For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them. Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Issuer or any of its Restricted Subsidiaries; (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries. (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

-67- (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date, as determined in good faith by an authorized officer of the Issuer; (2) this Indenture, the Notes (and any Additional Notes and PIK Notes), the Note Guarantees, the Security Documents and the Intercreditor Agreements; (3) applicable law, rule, regulation, order, approval, license, permit or similar restriction; (4) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees, as determined in good faith by an authorized officer of the Issuer; (5) any agreement or instrument governing Indebtedness or Equity Interests or any other agreement of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred or such agreement entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred; and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument or agreement or any related Indebtedness, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in this Indenture or those agreements in effect at the time acquired, as determined in good faith by an authorized officer of the Issuer; (6) customary provisions in storage agreements, transportation agreements or purchase and sale or exchange agreements, joint venture agreements or similar operating agreements or in licenses, easements, servitudes, rights of way or leases or other agreements, in each case, entered into in the ordinary course of business; (7) Finance Lease Obligations, operating leases, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of Section 4.08(a) hereof; (8) any agreement for the sale or other disposition of some or all of the Capital Stock of, or any property and assets of, a Restricted Subsidiary of the Issuer that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

-68- (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by an authorized officer of the Issuer; (10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 hereof or agreements governing such Liens or the Indebtedness secured thereby that limit the right of the debtor to dispose of or otherwise transfer the assets subject to such Liens; (11) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction was in effect as of the date of the acquisition and relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (13) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof, as determined in good faith by an authorized officer of the Issuer; (14) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, shareholders’ agreements, partnership agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors of the Issuer or in the ordinary course of business, which limitation is applicable only to the assets or property that is the subject of such agreements; (15) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary, or restrictions in licenses (including licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially affect the ability of the Issuer to make principal or interest payments on the Notes when due as required by the terms of this Indenture, as determined in good faith by an authorized officer of the Issuer; (16) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such instrument or agreement or any related Indebtedness, if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) any such encumbrance or restriction (i) is not materially more restrictive, taken as a whole, than those contained in this Indenture or those agreements in effect at the time incurred or (ii) does not materially affect the Issuer’s ability to make principal or interest payments on the Notes when due as required by the

-69- terms of this Indenture, in each case, as determined in good faith by an authorized officer of the Issuer; and (17) any Permitted Investment under clauses (6), (7), (8) and (10) of the definition thereof. For purposes of determining compliance with this Section 4.08, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances. Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Stock. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), the Issuer will not issue any Disqualified Stock, and the Issuer will not permit any of its Restricted Subsidiaries (other than a Guarantor) to issue any Disqualified Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if, for the most recently ended Test Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such Test Period. (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Stock described below: (1) (i) the incurrence by the Issuer or any of its Restricted Subsidiaries of Warehouse Indebtedness, (ii) the incurrence of any Indebtedness subject to the Alternative Financing Trigger and/or (iii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including guarantees and letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this sub-clause (iii) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Subsidiaries thereunder) then outstanding at any one time does not exceed the greater of (a) $125,000,000 and (b) 15.0% of the Issuer’s Consolidated Total Assets determined at the time of such incurrence; (2) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial Notes, any PIK Notes issued as PIK Payments on the Initial Notes and the related Note Guarantees; (3) the incurrence by the Issuer or its Restricted Subsidiaries of the Existing Indebtedness other than Indebtedness described in clauses (1) and (2) of this Section 4.09(b);

-70- (4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness (including Indebtedness represented by Finance Lease Obligations, Attributable Debt, mortgage financings or purchase money obligations) or the issuance by the Issuer or any of its Restricted Subsidiaries of Disqualified Stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other assets used in the business of the Issuer or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $35.0 million and (b) 4.5% of the Issuer’s Consolidated Total Assets determined at the time of such incurrence; (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred (or Disqualified Stock permitted to be issued) under Section 4.09(a) hereof or clauses (2), (3), (4), (11), (12), (17) or (22) of this Section 4.09(b) or this subclause 4.09(b)(5); (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that: (A) if the Issuer is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Issuer nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Note Guarantee of such Guarantor; and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this subclause 4.09(b)(6); (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes, including any obligations with respect to letters of credit issued in connection therewith;

-71- (8) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09; (9) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Issuer and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Issuer or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed); (10) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of any Disqualified Stock; provided, however, that: (A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and (B) any sale or other transfer of any such Disqualified Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, shall be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this subclause 4.09(b)(10); (11) the incurrence or issuance by the Issuer or any of its Restricted Subsidiaries of (a) Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary incurred to finance an acquisition and (b) Acquired Debt incurred by the Issuer or a Restricted Subsidiary, provided that, after giving effect to the related merger or acquisition transaction, on a pro forma basis, either (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Secured Leverage Ratio test set forth in Section 4.09(a) hereof or (ii) the Secured Leverage Ratio for the Issuer would not be less than immediately prior to such transactions; (12) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Issuer or any of its Restricted Subsidiaries of Disqualified Stock, provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness, including all Permitted Refinancing Indebtedness incurred pursuant to subclause (5) of this Section 4.09(b) to extend, refinance, renew, replace, defease or refund any Indebtedness incurred or Disqualified Stock issued under this clause (12), does not exceed the greater of $45.0 million and 5.5% of the Issuer’s Consolidated Total Assets; (13) Indebtedness incurred by the Issuer or any Restricted Subsidiary of the Issuer to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture; (14) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

-72- (15) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business; (16) Guarantees (a) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments not prohibited under this Indenture, (17) Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to any current, future or former director, officer, consultant or employee of the Issuer, the Issuer, any other direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests permitted by Section 4.07(b)(5) hereof, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to subclause (5) of this Section 4.09(b) to extend, refinance, renew, replace, defease or refund any Indebtedness incurred under this clause (17), not to exceed the amount of Equity Interests permitted to be purchased, redeemed, acquired or retired pursuant to Section 4.07(b)(5) hereof; (18) Indebtedness incurred in connection with any Sale and Leaseback Transaction and any refinancing, refunding, renewal or extension of any such Indebtedness, provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed; (19) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; (20) Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent of the Issuer) and its Restricted Subsidiaries incurred in the ordinary course of business; (21) Indebtedness in respect of Treasury Management Arrangements; and (22) Contribution Indebtedness. For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) of this Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuer will be permitted to divide and classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock in any manner that complies with this Section 4.09 (including in part pursuant to one or more clauses and/or in part pursuant to Section 4.09(a) hereof), in each case in accordance with the provisions set forth in Section 4.17.

-73- The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09, provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued to the extent required by the definition of that term. Further, the accounting reclassification of any obligation of the Issuer or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09. For purposes of determining any particular amount of Indebtedness, any Note Guarantees, Liens or obligations with respect to letters of credit, in each case, supporting Indebtedness otherwise included in the determination of such particular amount, will not be included. In addition, notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. Section 4.10. Asset Sales. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (1) the Issuer (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and (2) at least 75% of the aggregate consideration received by the Issuer and its Restricted Subsidiaries in the Asset Sale is in the form of cash, Cash Equivalents or Replacement Assets or any combination of the foregoing, and, if the Asset Sale is a Sale of Collateral, such Replacement Assets must constitute Collateral. For purposes of this provision, each of the following will be deemed to be cash: (A) any liabilities (as shown on the Issuer’s or any Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or as would be shown on such balance sheet or footnotes if such liability was incurred subsequent to the date of such balance sheet), of the Issuer or such Subsidiary (other than contingent liabilities and liabilities that are by their terms contractually subordinated in right of payment to the Notes or any Note Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to an agreement that releases the Issuer or such Subsidiary from further liability, or that are otherwise released or assumed;

-74- (B) any securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from such transferee that are, within 210 days after the Asset Sale, converted by the Issuer or such Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and (C) any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.10(a)(2)(c) that is at the time outstanding, not to exceed the greater of (x) $25.0 million and (y) 3.0% of the Issuer’s Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value. (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Issuer or any Restricted Subsidiary may apply such Net Proceeds at its option to any combination of the following: (1) to repay, redeem, repurchase or otherwise retire any Pari Debt of the Issuer or any of its Subsidiaries, including the Notes; (2) to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business if, after giving effect to such acquisition, such Person is or becomes a Restricted Subsidiary of the Issuer; (3) to acquire any Capital Stock of a Person operating a Permitted Business, if, after giving effect to such acquisition, such Person operating a Permitted Business is or becomes a Restricted Subsidiary of the Issuer; (4) to make capital expenditures in respect of the Issuer’s or its Restricted Subsidiaries’ Permitted Business or make an Investment in Replacement Assets; or (5) to acquire other assets that are used or useful in a Permitted Business or make an Investment in assets that will be used or useful in the Issuer’s business. The requirement of clause (2), (3), (4) or (5) of this Section 4.10(b) shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition, purchase, Investment or expenditure referred to therein is entered into by the Issuer (or any Restricted Subsidiary) within the time period specified in this Section 4.10(b) and such Net Proceeds are subsequently applied in accordance with such contract within 365 days following the date such agreement is entered into. Pending the final application of any such Net Proceeds, the Issuer or any Restricted Subsidiary may utilize such Net Proceeds in any manner that is not prohibited by this Indenture.

-75- (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, the Issuer (or the Restricted Subsidiary that owned those assets, as the case may be) shall apply those Net Proceeds at its option to any combination of the following: (1) to repay, redeem, repurchase or otherwise retire the Notes; (2) to repay any Indebtedness secured by a Permitted Lien on any Collateral that was sold in such Asset Sale; (3) to make an Investment in other assets or property that would constitute Collateral; (4) to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business if, after giving effect to such acquisition, such properties or assets would constitute Collateral; (5) to acquire any Capital Stock of a Person operating a Permitted Business if, after giving effect to such acquisition, such Person operating a Permitted Business is or becomes a Guarantor or is merged into or consolidated with the Issuer or another Guarantor and all such Capital Stock would be pledged as Collateral to the extent required under this Indenture; (6) to make capital expenditures with respect to assets that constitute Collateral or make an Investment in Replacement Assets that constitute Collateral; or (7) to acquire other assets that constitute Collateral and that are used or useful in a Permitted Business. The requirement of clauses (3) through and including (7) of this Section 4.10(c) hereof shall be deemed to be satisfied if a bona fide binding contract committing to make the acquisition, Investment or expenditure referred to therein is entered into by the Issuer (or any Restricted Subsidiary) within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into. Pending the final application of any such Net Proceeds, the Issuer may use such Net Proceeds in any manner that is not prohibited by this Indenture. (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) or Section 4.10(c) hereof will constitute “Excess Proceeds” (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes as described in subclause 4.10(b)(1) or subclause 4.10(c)(1) above shall be deemed to have been invested whether or not such offer is accepted). (e) Within 10 business days after the aggregate amount of Excess Proceeds exceeds $40.0 million (or, at the Issuer’s option, on any earlier date or for any lesser amount), unless the Issuer at such time has given notice of redemption pursuant Section 3.07 with respect to all the outstanding Notes the Issuer will make an offer (the “Asset Sale Offer”) to all Holders of Notes and all holders of other Other Pari Passu Lien Obligations containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of Notes and

-76- such other Other Pari Passu Lien Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuer or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the trustee or agent for such other Other Pari Passu Lien Obligations shall select such Other Pari Passu Lien Obligations to be purchased on a pro rata basis (in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed so long as the Trustee has actual knowledge of such listing) but with such adjustments as necessary so that no Notes or other Other Pari Passu Lien Obligations is purchased in part in an authorized denomination, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. (f) Notwithstanding any other provisions of this section, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this section, and such amounts may be retained by the applicable Foreign Subsidiary; provided that the Issuer will agree to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation and if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition would result in material adverse tax consequences (which, for the avoidance of doubt, includes, but is not limited to, any material tax liability as a result of a deemed dividend pursuant to Section 956 of the Code or a withholding tax) to the Issuer, any of its Subsidiaries, or any parent entity or beneficial owner, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary and an amount equal to such Net Proceeds will not be required to be applied in compliance with this section. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in the Indenture shall be construed to require any Subsidiary to repatriate cash.

-77- (g) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations thereunder conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuer will comply with the applicable securities laws and regulations thereunder and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance. Section 4.11. Transactions with Affiliates. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with any Affiliate of the Issuer in an amount in excess of the greater of $12.0 million and 1.5% of the Issuer’s Consolidated Total Assets (each, an “Affiliate Transaction”), unless: (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person or, if, as determined in good faith by an authorized officer of the Issuer, no comparable transaction is available with which to compare such Affiliate Transaction (or series of related Affiliate Transactions), such Affiliate Transaction (or series of related Affiliate Transactions) is otherwise fair to the Issuer or the relevant Restricted Subsidiary from a financial point of view; and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of $40.0 million and 5.0% of the Issuer’s Consolidated Total Assets, the Issuer must obtain a resolution of the Board of Directors of the Issuer certifying that such Affiliate Transaction has been approved by either a majority of the disinterested members of the Board of Directors of the Issuer or the conflicts committee (or other committee serving a similar function) of the Board of Directors of the Issuer (so long as the members of the conflicts committee (or other such committee) approving the Affiliate Transaction are disinterested). (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof: (1) any employment, equity award, equity option or equity appreciation agreement or plan, or any consulting, service or termination agreement, or any customary indemnification arrangement or agreement, entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, and any payments or other awards made pursuant to any of the foregoing; (2) transactions between or among any of the Issuer and/or its Restricted Subsidiaries; (3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or indirectly, an Equity Interest in, or controls, such Person;

-78- (4) contracts, instruments or other agreements or arrangements, and transactions effected in accordance therewith, in each case as such contracts, instruments or other agreements or arrangements are in effect on the Issue Date, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially more disadvantageous to the Issuer and its Restricted Subsidiaries than the agreement so amended or replaced as determined by an authorized officer of the Issuer in good faith; (5) customary compensation, indemnification and other benefits made available to current, former and future officers, directors, employees or consultants of the Issuer, a Restricted Subsidiary or Affiliate or any direct or indirect parent of the Issuer, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance; (6) sales of Qualified Equity Interests to Affiliates of the Issuer and any agreement that provides customary registration rights to the equity holders of the Issuer or any direct or indirect parent of the Issuer and the performance of such agreements; (7) Restricted Payments that are permitted by Section 4.07 hereof (including any payments that are excluded from the definition of Restricted Payment and Restricted Investment to the extent otherwise permitted by this Indenture) or Permitted Investments; (8) any contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Issuer or any of its Restricted Subsidiaries with third parties or otherwise on terms not materially less favorable to the Issuer and its Restricted Subsidiaries taken as a whole than those that would be available in a transaction with an unrelated third party in the view of the Issuer, as determined in good faith by an authorized officer of the Issuer; (9) any guarantee by any direct or indirect parent of the Issuer of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary (which Indebtedness or obligation is not prohibited by this Indenture); (10) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Issuer or any of the Issuer’s Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; (11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Issuer, as determined in good faith by an authorized officer of the Issuer; (12) transactions or agreements in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor, accounting firm or appraiser stating that such transaction or agreement (a) is fair to the Issuer or such Restricted Subsidiary from a financial point of view or (b) meets the requirements of Section 4.11(a)(1) hereof;

-79- (13) any contribution to the common equity capital of the Issuer or any Restricted Subsidiary; (14) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; (15) guarantees by the Issuer or any of its Restricted Subsidiaries of performance of obligations of the Issuer’s Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) any transaction related to the Equity Interests of pledges by the Issuer or any Restricted Subsidiary of the Issuer of Equity Interests in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of the Issuer’s Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (10) of the definition of “Permitted Liens” and any guarantee given solely to support such pledge, which guarantee is not recourse to the Issuer or any Restricted Subsidiary; (16) payments by the Issuer (or any other direct or indirect parent of the Issuer) or any of its Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement to the extent otherwise permitted by this Indenture; (17) transactions permitted by, and complying with, the provisions of Section 5.01 hereof; (18) Loans or advances permitted pursuant to clause (9) of the definition of Permitted Investments; (19) transactions between the Issuer or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that a director of such other Person is also a director of the Issuer or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Issuer or such Restricted Subsidiary, as applicable, on any such transaction; (20) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Issuer or a Subsidiary (provided such transaction is not entered into in contemplation of such event); (21) transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Issuer and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Board of Directors of the Issuer; and (22) transactions pursuant to any Change of Control or Permitted Portable Transaction. Section 4.12. Liens. (a) The Issuer will not, and will not permit any of the Guarantors that is a Subsidiary of the Issuer to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired.

-80- (b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock. Further, the accounting reclassification of any obligation of the Issuer or any of its Restricted Subsidiaries as Indebtedness will not be deemed to result in the creation, incurrence, assumption or effectiveness of a Lien for purposes of this Section 4.12. Section 4.13. Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess of $2,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Section 4.13. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. (b) No later than 30 days following any Change of Control Triggering Event (or prior to the Change of Control if a definitive agreement is in place for the Change of Control Triggering Event), the Issuer will send a notice to each Holder and the Trustee electronically, or by first class mail, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by this Section 4.13 and described in such notice. (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations thereunder and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance. (d) On or before the Change of Control Settlement Date, the Issuer will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Settlement Date, the Issuer will:

-81- (1) deposit with a tender agent or the Paying Agent, as applicable, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer. (e) The tender agent or the Paying Agent, as applicable, will on the Change of Control Settlement Date mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and, upon receipt of written instruction from the Issuer, the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Settlement Date. (f) The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. (g) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) a notice of redemption has been given for all of the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, (3) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment (the “Alternate Offer Price”) and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer or (4) the Notes have been satisfied and discharged in accordance with Section 12.01 hereof. (h) Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Issuer or a third party or Alternate Offer may be made in advance of a Change of Control Triggering Event, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer or Alternate Offer is made. (i) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or Alternate Offer and the Issuer, or any third party making a Change of Control Offer or Alternate Offer in lieu of the Issuer as described in this Section 4.13, purchases all of the Notes validly tendered and not withdrawn, all of the Holders of the Notes will be deemed to have

-82- consented to such tender or other offer and, accordingly, the Issuer or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee) (provided that such notice is given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described in this Section 4.13) to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the applicable Change of Control Payment or Alternate Offer Price plus, to the extent not included in the Change of Control Payment or Alternate Offer Price, accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date). Section 4.14. Future Guarantors. If, after the Issue Date, any wholly-owned Domestic Subsidiary (that is not an Excluded Subsidiary) of the Issuer that is not already a Guarantor becomes a “borrower” or a “guarantor” under any Indebtedness of the Issuer or any Guarantor under a Credit Facility, in each case, in excess of the De Minimis Note Guaranteed Amount, then the Company will cause that Domestic Subsidiary to become a Guarantor by executing a supplemental indenture in substantially the form attached as Exhibit A hereto and delivering it to the Trustee and the Notes Collateral Agent within 30 days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Notwithstanding the foregoing, any such Note Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged, as described in Article 11 hereof. Any Excluded Subsidiary need not become a Guarantor under this Indenture. Section 4.15. Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Issuer is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or represent Permitted Investments under one or more clauses of the definition of Permitted Investments as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary. (b) The Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable Test Period, and (2) no Default or Event of Default would be in existence following such designation. (c) Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any

-83- Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Issuer will be in default of such covenant. Section 4.16. Covenant Suspension. If on any date following the Issue Date, (a) the Notes have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing hereunder, then, beginning on that day (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following provisions of this Indenture (collectively, the “Suspended Covenants”): Section 4.07 (“Restricted Payments”); Section 4.08 (“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”); Section 4.09 (“Incurrence of Indebtedness and Issuance of Disqualified Stock”); Section 4.10 (“Asset Sales”); Section 4.11 (“Transactions with Affiliates”); Section 4.15 (“Designation of Restricted and Unrestricted Subsidiaries”); and Section 5.01(a)(4) - (Clause (4) of paragraph (a) of “Merger, Consolidation or Sale of Assets”). (1) If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period”. The Issuer will provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee will have no duty to monitor or provide notice to the Holders of the Notes of any Covenant Suspension Event or Reversion Date. On each Reversion Date, all Indebtedness incurred or issued during the Suspension Period will be classified as having been incurred or issued pursuant to Section 4.09(a) hereof or one of the clauses set forth in Section 4.09(b) hereof (to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to Sections 4.09(a) and 4.09(b) hereof, such Indebtedness will

-84- be deemed to have been Existing Indebtedness, so that it is classified as permitted under Section 4.09(b)(3) hereof. (2) Calculations made after the Reversion Date of the amount available to be made as Restricted Payments pursuant to the covenant described under Section 4.07 hereof will be made as though the covenant described under Section 4.07 hereof had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(1) hereof. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with the covenant described under Section 4.07 hereof as if such covenant were in effect during such period. During the Suspension Period, any reference in the definition of “Unrestricted Subsidiary” to the covenant described under Section 4.09 hereof or any provision thereof shall be construed as if such covenant had remained in effect since the Issue Date and during the Suspension Period. In addition, for purposes of the covenant described under Section 4.11 hereof, all agreements and arrangements entered into by the Issuer or any Restricted Subsidiary with an Affiliate of the Issuer during the Suspension Period prior to such Reversion Date will be deemed to have been entered into pursuant to Section 4.11(b)(4) hereof, and for purposes of the covenant described under Section 4.08 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered into pursuant to Section 4.08(a)(1) hereof. (3) No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period. (4) For purposes of the covenant described under Section 4.13, on the Reversion Date, the unutilized Net Cash Proceeds amount will be reset to zero. (5) We cannot assure you that the Notes will ever achieve or maintain Investment Grade Ratings. (6) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify holders if the Notes achieve an Investment Grade Rating or cease to have such Investment Grade Rating. Section 4.17. Certain Compliance Determinations; Limited Condition Transactions. (1) Any determination of Consolidated Total Assets shall be made by reference to the last day of the Test Period most recently ended for which internal financial statements of the Issuer are available (as determined in good faith by the Issuer) on or prior to the relevant date of determination. Notwithstanding anything in the Indenture to the contrary, in the event any Lien, Indebtedness, Disqualified Stock, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in the Indenture (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of Baskets under the Indenture (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, the Issuer shall

-85- be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket) on one or more occasions (based on circumstances existing on the date of any such re-division and re- classification) any such Lien, Indebtedness, Disqualified Stock, Investment, Restricted Payment, or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable Baskets under the Indenture and permitted at the time of such re-classification or re-division to be incurred pursuant to the applicable Basket into which such amount is re- classified or re-divided at such time. For the avoidance of doubt, the amount of any Lien, Indebtedness, Disqualified Stock, Investment, Restricted Payment or other transaction, action, judgment or amount that shall be allocated to each such Basket shall be determined by the Issuer at the time of such division, classification, re-division or re-classification, as applicable. If any Lien, Indebtedness, Disqualified Stock, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in the Indenture (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any Fixed Basket, could subsequently be re-divided and re-classified under a Non-Fixed Basket, such re-division and re-classification shall be deemed to occur automatically, in each case, unless otherwise elected by the Issuer. (2) For all purposes hereunder, (x) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated Total Assets or Consolidated EBITDA) and (y) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with any financial ratio or test (including the Fixed Charge Coverage Ratio or the Secured Leverage Ratio) (any such ratio or test, a “Financial Incurrence Test”). (3) Notwithstanding anything in the Indenture to the contrary, in calculating any Non-Fixed Basket (a) any amounts incurred under any revolving facility, (b) any Indebtedness concurrently incurred to fund original issue discount or upfront fees and (c) any amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket, in each case of the foregoing clauses (a), (b) and (c), shall be disregarded in the calculation of such Non-Fixed Basket; provided that full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given under this section. If any Lien, Indebtedness, Disqualified Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount (any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) is incurred, issued, taken or consummated in reliance on categories of Baskets measured by reference to a percentage of Consolidated Total Assets, and any Lien, Indebtedness, Disqualified Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount (including in connection with refinancing thereof) would subsequently exceed the applicable percentage of Consolidated Total Assets if calculated based on the Consolidated Total Assets on a later date (including the date of any refinancing or re- classification), such percentage of Consolidated Total Assets will be deemed not to be exceeded (so long as, in the case of refinancing any Indebtedness or Disqualified Stock (and any related

-86- Lien), the principal amount or the liquidation preference of such newly incurred or issued Indebtedness or Disqualified Stock does not exceed the maximum principal amount, liquidation preference or amount of Permitted Refinancing Indebtedness in respect of the Indebtedness or Disqualified Stock being refinanced, extended, replaced, refunded, renewed or defeased). (4) Notwithstanding anything in the Indenture to the contrary, when (a) calculating any applicable Financial Incurrence Test, or availability under any Basket, in connection with the incurrence of any Limited Condition Transaction, any Indebtedness or any other transaction in connection with a Limited Condition Transaction and any actions or transactions related thereto (including for all purposes under this section, the making of acquisitions and investments, the incurrence or issuance of Indebtedness or Disqualified Stock and the use of proceeds thereof, the incurrence of Liens, repayments of Indebtedness, the making of Restricted Payments and/or the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), (b) determining (i) compliance with any provision of the Indenture which requires that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom, or (ii) the satisfaction of any other conditions, in each case under this clause (b), in connection with the incurrence of any Limited Condition Transaction, any Indebtedness or any other transaction in connection with a Limited Condition Transaction and any actions or transactions related thereto, in each case under the foregoing clauses (a) and (b), the date of determination of such Financial Incurrence Test, availability under any Basket or other provisions, determination of whether any Default or Event of Default (or any type of Default or Event of Default) (other than any Default or Event of Default specified in clause (1), (2), or (10) under Article VI hereof) has occurred, is continuing or would result therefrom, determination of the satisfaction of any other conditions shall, at the option of the Issuer (in its sole discretion) (the Issuer’s election to exercise such option, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b)(i) and (b)(ii) above), be deemed to be (I) any of the date the definitive agreements (or other relevant definitive documentation (including, at the Issuer’s option, any amendment entered into in connection therewith)) for such Limited Condition Transaction, Indebtedness or other transaction in connection with such Limited Condition Transaction or action or transaction related thereto, as applicable, are entered into (or, (A) in the case of any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, the date on which notice with respect to such Limited Condition Transactions is sent, (B) in the case of any Restricted Payment, the date of declaration thereof and (C) in the case of any other action or transaction, any similar event) or (II) the time of funding of any of the applicable Indebtedness or consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto (provided that, notwithstanding the LCT Election made under the foregoing clauses (I) and (II), the Issuer may elect (in its sole discretion) to re-determine one or more of clauses (a), (b)(i) and (b)(ii) above at the time of funding of any of the applicable Indebtedness or consummation of such Limited Condition Transaction or other transaction in connection therewith or action or transaction related thereto, so long as any applicable determination of whether any Event of Default under Sections 6.01(1), 6.01(2) and 6.01(10) hereof is continuing shall also be made at such time) (such date in clause (I) or (II), the “LCT Test Date”) and, subject to the other provisions of this section, if, after giving pro forma effect to the Limited Condition Transaction, any Indebtedness or other transaction in connection therewith and any actions or transactions related thereto and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on

-87- the relevant LCT Test Date in compliance with such Basket (and any related requirements and conditions), such Basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided, that (x) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re-determine availability under Baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such Basket (provided that, if the Issuer elects to re- determine availability under an applicable Basket under this clause (x), to the extent otherwise required under the applicable Basket, the determination of whether any Event of Default under Sections 6.01(1), 6.01(2) and 6.01(10) shall be continuing shall also be made at such time), and (y) except as contemplated in the foregoing clause (x), compliance with such Baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction (as such date may be updated to reflect any amendment to the definitive transaction documents as set forth above), any Indebtedness or other transaction incurred in connection therewith and any actions or transactions related thereto ARTICLE V. SUCCESSORS Section 5.01. Merger, Consolidation or Sale of Assets. (a) The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the survivor) (including, for the avoidance of doubt, pursuant to any de-merger, carve-out transaction or take-private transaction); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless: (1) either: (a) the Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state or territory of the United States or the District of Columbia; (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (a) assumes all the obligations of the Issuer under the Notes and this Indenture, and (b) either (i) assumes all of the obligations of the Issuer under the Security Documents existing immediately prior to such transaction or (ii) enters into new Security Documents on substantially the same terms as the Security Documents existing immediately prior to such transaction, in each case, providing for a first priority pledge (substantially similar to that of the pledge existing in the Security Documents prior to the date hereof) of assets as Collateral for the Notes and takes all actions required by such Security Documents to perfect the Liens created by such Security Documents; (3) immediately after such transaction, no Default or Event of Default exists or is continuing; (4) either:

-88- (A) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Test Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or (B) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable Test Period, the Fixed Charge Coverage Ratio of the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately before such transactions; and (5) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) and any related joinders or other agreements comply with this Indenture and any other Note Documents and that all conditions precedent in this Indenture relating to such transaction have been satisfied, and, with respect to such opinion of counsel, that such supplemental indenture (if any) and related joinders are legal, valid and binding agreements, enforceable against such entity in accordance with its terms. (b) Notwithstanding the restrictions described in Sections 5.01(a), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties and assets to the Issuer. (c) Notwithstanding the foregoing provisions, the Issuer is permitted to reorganize as any other form of entity, provided that: (1) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia; (2) the entity so formed by or resulting from such reorganization assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents pursuant to the terms of the Notes, this Indenture and the Security Documents; (3) immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

-89- (4) such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law), as determined in good faith by an authorized officer of the Issuer. (d) Notwithstanding the foregoing provisions, no Permitted Portable Transaction or Change of Control Triggering Event shall be prohibited by this Section 5.01. (e) Any transaction which would constitute a Change of Control Triggering Event will be governed by Section 4.13 hereof and not by this Section 5.01. Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger in which the Issuer is not the surviving entity, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter (except in the case of a lease of all or substantially all of the Issuer’s assets), the Issuer will be relieved of all obligations and covenants under this Indenture and the Notes. ARTICLE VI. DEFAULTS AND REMEDIES Section 6.01. Events of Default. Each of the following is an “Event of Default”: (1) default for 30 consecutive days in the payment when due of interest on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Issuer for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with the provisions of Sections 3.08, 3.09, 4.10, 4.13 or 5.01 hereof; (4) failure by the Issuer for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions of Section 4.03 hereof; (5) failure by the Issuer for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of their other agreements in this Indenture;

-90- (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary), other than, in each case, Indebtedness owing to the Issuer or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (A) is caused by a failure to make any payment of principal of, or interest or premium, if any, when due at the final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount in excess of the greater of $85.0 million and 10.0% of the Issuer’s Consolidated Total Assets; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (7) failure by the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary to pay non-appealable final judgments aggregating in excess of the greater of $85.0 million and 10.0% of the Issuer’s Consolidated Total Assets (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; (8) the occurrence of any of the following: (A) except as permitted herein or by the Security Documents, any Security Document ceases for any reason to be fully enforceable, or the Issuer or any Subsidiary of the Issuer shall so state in writing or bring an action to limit its obligations or liabilities thereunder, in any material respect; provided, that it will not be an Event of Default under this Section 6.01(a)(8)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable in any material respect is that any Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than the greater of $30.0 million and 4.0% of the Issuer’s Consolidated Total Assets ceases to be an enforceable and perfected Lien, subject only to Permitted Liens; or

-91- (B) except as permitted herein or by the relevant Security Documents, any Lien for the benefit of the Holders of the Notes purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of the greater of $30.0 million and 4.0% of the Issuer’s Consolidated Total Assets ceases to be an enforceable and perfected Lien in any material respect, subject only to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding of failure to comply with such requirement; provided that it will not be an Event of Default under this Section 6.01(a)(8)(b) if such condition results from the failure of the Notes Collateral Agent to maintain possession or control of any Collateral; (9) except as permitted by this Indenture, any Note Guarantee ceases to be in full force and effect, is declared null and void in a judicial proceeding or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with this Indenture; (10) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) generally is not paying its debts as they become due; or (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that: (A) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; (B) appoints a custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; or (C) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

-92- Section 6.02. Acceleration. (a) In the case of an Event of Default arising from events specified in Sections 6.01(a)(10) or 6.01(a)(11) hereof, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer (with a copy to the Trustee and the Notes Collateral Agent, if given by the Holders) specifying the Event of Default. Upon any such declaration, the Notes shall become due and payable immediately. (b) Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of the Notes; provided, however, that the Trustee shall not have an affirmative obligation to determine whether such acceleration is in the interests of the Holders of the Notes. Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law. Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee (with a copy to the Notes Collateral Agent) may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an Asset Sale Offer or Change of Control Offer); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee (with a copy to the Notes Collateral Agent) may, on behalf of the Holders of all of the then outstanding Notes, rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

-93- Section 6.05. Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction. Section 6.06. Limitation on Suits. Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless: (a) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and (e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). Section 6.07. Rights of Holders of Notes to Receive Payment. Subject to the following paragraph, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien. Notwithstanding the foregoing, no amendment to, or deletion or waiver of any of, the covenants described in Articles 4 or 5 or any action taken by the Issuer or Guarantors not prohibited hereunder (other than with respect to actions set forth in the penultimate paragraph of Section 9.02) shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, or premium, if any, or interest on, the Notes.

-94- Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or Section 6.01(a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.10. Priorities. Subject to the provisions contained in the Security Documents and the Intercreditor Agreements, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order: First: to the Trustee and the Notes Collateral Agent, their agents and attorneys for amounts due under the Notes Documents, including Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Notes Collateral Agent and the costs and expenses of collection; Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

-95- The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes. ARTICLE VII. TRUSTEE AND NOTES COLLATERAL AGENT Section 7.01. Duties of Trustee and Notes Collateral Agent. (a) If an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) With respect to the Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and at all times with respect to the Notes Collateral Agent: (1) the duties of the Trustee and the Notes Collateral Agent will be determined solely by the express provisions of this Indenture and the Trustee and the Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture and the Security Documents to which they are a party and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Notes Collateral Agent; and (2) in the absence of gross negligence or willful misconduct on its part, each of the Trustee and the Notes Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and/or the Notes Collateral Agent and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee or the Notes Collateral Agent, as applicable, will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee shall not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

-96- (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and (A) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof. (d) Liabilities of the Notes Collateral Agent shall be limited as provided in this Indenture. (e) Whether or not therein expressly so provided, every provision of this Indenture, the Intercreditor Agreements and the Security Documents, as applicable, that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.01 and Section 7.02. Whether or not expressly so provided, every provision of this Indenture, the Intercreditor Agreements and the Security Documents, as applicable, that in any way relates to the Notes Collateral Agent is subject to paragraphs (b), (d) and (f) of this Section 7.01 and Section 7.02. (f) No provision of this Indenture, the Intercreditor Agreements or the Security Documents, as applicable, will require the Trustee or the Notes Collateral Agent to expend or risk its own funds or incur any liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. Neither the Trustee nor the Notes Collateral Agent will be under any obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreements and the Security Documents, as applicable, at the request of any Holders, unless such Holder has offered to the Trustee or the Notes Collateral Agent security or indemnity satisfactory to it against any loss, liability or expense. (g) Neither the Trustee nor the Notes Collateral Agent will be liable for interest on any money or investment income received by it except as the Trustee or the Notes Collateral Agent may agree in writing with the Issuer. Money held in trust by the Trustee or the Notes Collateral Agent need not be segregated from other funds except to the extent required by law. Section 7.02. Rights of Trustee. (a) Each of the Trustee and the Notes Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. Neither the Trustee nor the Notes Collateral Agent needs investigate any fact or matter stated in the document. (b) Before the Trustee or the Notes Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Notes Collateral Agent will be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. Each of the Trustee and the Notes Collateral Agent may consult with counsel reasonably selected by it and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from

-97- liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. (c) Each of the Trustee and the Notes Collateral Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. (d) Each of the Trustee and the Notes Collateral Agent will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Intercreditor Agreements and the Security Documents. (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer. (f) Each of the Trustee and the Notes Collateral Agent will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security satisfactory to the Trustee or the Notes Collateral Agent, as applicable, against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. (g) Each of the Trustee or the Notes Collateral Agent may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for purposes of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the party of any of them. (h) In no event shall the Trustee nor the Notes Collateral Agent be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. (i) Neither the Trustee nor the Notes Collateral Agent shall be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee or the Notes Collateral Agent, as applicable, has actual knowledge thereof or unless written notice of such a Default or Event of Default is received by the Trustee or the Notes Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee or the Notes Collateral Agent, as applicable, and such notice references the Notes and this Indenture. (j) The rights, privileges, protections, immunities and benefits given to the Trustee and the Notes Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Notes Collateral Agent, as applicable, in each of its capacities hereunder and whenever acting in any capacity under the Security Documents or the Intercreditor Agreements, and each agent, custodian and other Person employed to act hereunder or under the Intercreditor Agreements or any Security Document.

-98- (k) Each of the Trustee and the Notes Collateral Agent may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e. an Incumbency Certificate). (l) Neither the Trustee nor the Notes Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (m) The Trustee and the Notes Collateral Agent shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any Security Documents or the Intercreditor Agreements, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, the Intercreditor Agreements, the Security Documents or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in any Security Documents, other than to confirm receipt of items expressly required to be delivered to the Trustee or the Notes Collateral Agent, as applicable. (n) Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to assure that the Collateral exists or is owned by the Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or the Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, enforceability, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes in accordance with this Indenture or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing. (o) Neither the Trustee nor the Notes Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture, the Intercreditor Agreements or the Security Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; quarantines; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. (p) Neither the Trustee nor the Notes Collateral Agent shall be responsible or liable for the environmental condition or any contamination of any property secured by any mortgage

-99- or deed of trust or for any diminution in value of any such property as a result of any contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant. Neither the Trustee nor the Notes Collateral Agent shall be liable for any claims by or on behalf of the Holders or any other person or entity arising from contamination of the property by any hazardous substance, hazardous material, pollutant or contaminant, and shall have no duty or obligation to assess the environmental condition of any such property or with respect to compliance of any such property under state or federal laws pertaining to the transport, storage, treatment or disposal of, hazardous substances, hazardous materials, pollutants, or contaminants or regulations, permits or licenses issued under such laws. (q) Neither the Trustee nor the Notes Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Issuer or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. (r) Neither the Trustee nor the Notes Collateral Agent shall be obligated to acquire possession of or take any action with respect to any property secured by a mortgage or deed of trust, if as a result of such action, the Trustee or the Notes Collateral Agent would be considered to hold title to, to be a “mortgagee in possession of”, or to be an “owner” or “operator” of such property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, unless the Trustee or the Notes Collateral Agent has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) such property is in compliance with applicable environmental laws or, if not, that it would be in the best interest of the Holders to take such actions as are necessary for such property to comply therewith and (ii) there are not circumstances present at such property relating to the use, management or disposal of any hazardous wastes for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Holders to take such actions with respect to such property. Notwithstanding the foregoing, before taking any such action, the Trustee or the Notes Collateral Agent may require that a satisfactory indemnity bond or environmental impairment insurance be furnished to it for the payment or reimbursement of all expenses to which it may be put and to protect it against all liability resulting from any claims, judgments, damages, losses, fees, penalties or expenses which may result from such action. (s) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance by the Issuer or the Holders with or with respect to any securities or tax laws (including but not limited to any United States federal or state or other securities or tax laws), or, except as specifically provided herein, obtain documentation on any transfers or exchanges of the Notes. Nothing in this provision shall be deemed to limit the Trustee’s or any Agent’s duty to comply with any obligations it may have pursuant to applicable law.

-100- (t) The Trustee shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Notes Collateral Agent and the Notes Collateral Agent shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Trustee. (u) The Trustee and Notes Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee and the Notes Collateral Agent shall not be responsible for any acts, omissions, misconduct or negligence on the part of any agent, custodian, nominee or attorney appoint by it with due care hereunder. (v) No provision of this Indenture shall require the Trustee or the Notes Collateral Agent to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation or contrary to its fiduciary duties. (w) The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture the resignation and/or removal of the Trustee or the Notes Collateral Agent, as applicable, and with respect to the Notes Collateral Agent, the termination of the Pari Passu Intercreditor and Collateral Agency Agreement and winding up of the trust formed thereby. (x) The permissive rights of the Trustee and Notes Collateral Agent under this Indenture, the Intercreditor Agreements and the Security Documents shall not be construed as duties. Section 7.03. Individual Rights of Trustee and Notes Collateral Agent. The Trustee or the Notes Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or Notes Collateral Agent. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.08 and 7.09 hereof. Section 7.04. Disclaimer. Neither the Trustee nor the Notes Collateral Agent will be responsible for and each makes no representation as to the validity or adequacy of this Indenture, the Notes, the Security Documents or the Intercreditor Agreements, shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, will not be responsible for the use or application of any money received by any Paying Agent, and will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of the Notes and the Notes Collateral Agent a notice of the Default or Event of Default within 90 days after it is actually known by a Responsible Officer of the Trustee or written notice of it is

-101- received by a Responsible Officer of the Trustee. Except in the case of a Default or Event of Default in payment of principal of, or premium or cash interest, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Section 7.06. Compensation and Indemnity. (a) The Issuer will pay to the Trustee and the Notes Collateral Agent compensation for its acceptance of this Indenture and services hereunder and under the Notes Documents as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Notes Collateral Agent’s compensation will be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services as agreed to in writing by the parties. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s or the Notes Collateral Agent’s agents and counsel. (b) The Issuer and the Guarantors will jointly and severally defend, release and indemnify each of the Trustee and each predecessor Trustee and their directors, officers, agents and employees and the Notes Collateral Agent and each predecessor Notes Collateral Agent and their directors, officers, agents and employees and hold each of them harmless against any and all losses, liabilities actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature (including, without limitation, attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Notes Documents, including the costs and expenses of enforcing this Indenture and the Notes Documents against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, actions, suits or proceedings at law or in equity or expense may be attributable to its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. Each of the Trustee and the Notes Collateral Agent will notify the Issuer promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee and the Notes Collateral Agent, as applicable, will cooperate in the defense. Each of the Trustee and the Notes Collateral Agent may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Issuer need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or gross negligence as determined by a final, non-appealable decision court of competent jurisdiction. (c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture, the repayment of the Notes and the resignation or removal of the Trustee or the Notes Collateral Agent and with respect to the Notes Collateral Agent, the termination of the Pari Passu Intercreditor and Collateral Agency Agreement and winding up of the trust formed thereby.

-102- (d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee and the Notes Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent, except that held in trust to pay principal of, premium or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture. (e) When either of the Trustee or the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in clause (10) or (11) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its respective agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Code. Section 7.07. Replacement of Trustee or Notes Collateral Agent. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. A resignation or removal of the Notes Collateral Agent and appointment of a successor Notes Collateral Agent will become effective only in accordance with Section 10.09. (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing not less than 30 days prior to the effective date of such removal. The Issuer may remove the Trustee if: (1) the Trustee fails to comply with Section 7.09 hereof; (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code; (3) a custodian or public officer takes charge of the Trustee or the Notes Collateral Agent or its property; or (4) the Trustee becomes incapable of acting. (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, in the case of the successor Trustee the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the Issuer’s expense, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or in the case of the successor Trustee the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee: (1) authorized to exercise corporate trust powers, and (2) having a combined capital and surplus of at least $100,000,000.

-103- (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee or Notes Collateral Agent pursuant to this Section 7.07 or Section 10.09, as applicable, the Issuer’s and Guarantors’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee or Notes Collateral Agent. (g) Upon the retirement or removal of the Trustee or Notes Collateral Agent, the retired or removed Trustee or Notes Collateral Agent shall have no responsibility or liability for any action or inaction of a successor Trustee or Notes Collateral Agent. Section 7.08. Successor Trustee by Merger, etc. If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee or successor Notes Collateral Agent, as applicable. Section 7.09. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least the minimum amount required by the TIA. ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8. Section 8.02. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) and cure all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will

-104- thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, this Indenture and the Security Documents and to have cured all then outstanding Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer or such Guarantors acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof; (b) the Issuer’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof; (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and Notes Collateral Agent hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) this Article 8; and (e) Section 3.07 hereof, to the extent that such Legal Defeasance is to be effected together with a redemption. Subject to compliance with this Article 8, the Issuer may exercise their option under this Section 8.02 notwithstanding the prior exercise of the option under Section 8.03 hereof. Section 8.03. Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 hereof and Section 5.01(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in

-105- Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(9) hereof will not constitute Events of Default. Section 8.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof: (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium and interest, if any, on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date; (b) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions: (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith); (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and

-106- simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith); (f) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; (g) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee instructions to redeem all of the Notes on the specified redemption date pursuant to the terms hereof; and (h) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. The Collateral will be released from the Lien securing the Notes upon a Legal Defeasance or Covenant Defeasance in accordance with this Article 8. Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. Section 8.06. Repayment to Issuer. Subject to any applicable laws relating to abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on or interest, if any, on, any Note and

-107- remaining unclaimed for two years after such principal, premium or interest, if any, has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease. Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer make any payment of principal of, premium, if any, on, or cash interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01. Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents: (a) to cure any ambiguity, omission, mistake, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (c) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in the case of (i) a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s properties or assets or (ii) a Permitted Portable Transaction, in each case, in accordance with the limitations set forth in this Indenture; (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder taken as a whole in any material respect; (e) to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 hereof;

-108- (f) to provide for the issuance of Additional Notes and related guarantees (and the grant of security for the benefit of the Additional Notes and related guarantees) in accordance with the limitations set forth herein; (g) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided herein; (h) to the extent applicable, to comply with requirements of the Commission in order to effect to qualify or maintain the qualification of this Indenture under the TIA; (i) to evidence or provide for the acceptance of appointment hereunder of a successor trustee or evidence and provide for a successor or replacement Notes Collateral Agent under this Indenture or the Security Documents; (j) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth herein or in any of the Security Documents; (k) to add additional secured parties to the extent Liens securing obligations held by such parties are permitted hereunder; (l) to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations hereunder, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Notes Collateral Agent in accordance with the terms of this Indenture or otherwise; (m) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Security Document; (n) to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Guarantor; and (o) to provide for the assumption by one or more successors of the obligations of any of the Guarantors under this Indenture and the Note Guarantees. Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and Notes Collateral Agent, as applicable, of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee and Notes Collateral Agent, as applicable, will join with the Issuer in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and Notes Collateral Agent, as applicable, will not be

-109- obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise. Section 9.02. With Consent of Holders of Notes. Except as provided in Section 9.01 and in this Section 9.02, the Issuer and the Trustee and Notes Collateral Agent, as applicable, may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.13 hereof) and the Notes, the Note Guarantees, and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee and the Notes Collateral Agent, as applicable, of evidence satisfactory to the Trustee or the Notes Collateral Agent, as applicable, of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Notes Collateral Agent, as applicable, of the documents described in Section 7.02 and 9.05 hereof, the Trustee and Notes Collateral Agent, as applicable, will join with the Issuer in the execution of such amendment or supplement unless such amended or supplemental indenture affects the Trustee’s and Notes Collateral Agent’s, as applicable, own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee and Notes Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents. Notwithstanding the foregoing, only the consent of the Purchaser and the Issuer shall be required for the Issuer and the Trustee to affect an amendment, supplement or waiver of Section 3.08. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

-110- (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to Section 3.08, Section 3.09, Section 4.10 or Section 4.13 hereof); (c) reduce the rate of or change the time for payment of interest on any Note; (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Note payable in currency other than that stated in the Notes; (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes (other than as permitted in clause (7) below); (g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.08, Section 3.09, Section 4.10 or Section 4.13 hereof) (h) [reserved]; or (i) make any change in the amendment, supplement and waiver provisions of clauses (a) through (i) of this Section 9.02. In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Guarantors from their obligations hereunder or the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents) will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding. In addition, without the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding, no amendment, supplement or waiver may (x) make any change in the provisions of the Pari Passu Intercreditor and Collateral Agency Agreement (if any), the Junior Lien Intercreditor Agreement (if any), the Indenture or any Security Document relating to the application of proceeds of the Collateral, in a manner that adversely affects the Holders or (y) release all or substantially all of the Collateral from the Liens of the Security Documents. If Holders of at least two-thirds in principal amount of the Notes then outstanding consent to any release of any Collateral from the Liens of the Security Documents other than a release in accordance with the Indenture, the Pari Passu Intercreditor and Collateral Agency Agreement (if any), the Junior Lien Intercreditor Agreement (if any) and the Security Documents, the Notes Collateral Agent will be entitled to vote the total principal amount of the Notes then outstanding as a block in respect of any vote required for such release under the Security Documents.

-111- Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained. Section 9.04. Notation on or Exchange of Notes. The Issuer, or the Trustee, acting at the direction of the Issuer, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. Section 9.05. Trustee and Notes Collateral Agent to Sign Amendments, etc. The Trustee or Notes Collateral Agent, as applicable, will sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or Notes Collateral Agent, as applicable. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amendment or supplement, the Trustee or Notes Collateral Agent, as applicable, shall receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 14.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and the other Notes Documents and that such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms. ARTICLE X. COLLATERAL AND SECURITY Section 10.01. Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Notes and the Note Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and

-112- the Note Guarantees and performance of all other Obligations of the Issuer and the Guarantors to the Securityholder Secured Parties under this Indenture, the Securities, the Note Guarantees, the Intercreditor Agreements, and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Securityholder Secured Parties pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Notes Collateral Agent the first-priority security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of Uniform Commercial Code financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents or the Intercreditor Agreements to create, perfect and maintain, as security for the Obligations of the Issuer and the Guarantors to the Securityholder Secured Parties under this Indenture, the Securities, the Note Guarantees, the Intercreditor Agreements and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreements and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Securityholder Secured Parties subject to no Liens other than Liens permitted pursuant to this Indenture. Section 10.02. Non-Impairment of Liens. Any release of Collateral permitted by Section 10.03 shall be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof. Section 10.03. Release of Collateral. (a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, any Junior Lien Intercreditor Agreement, any Pari Passu Intercreditor and Collateral Agency Agreement and this Indenture. Notwithstanding anything to the contrary in any Security Document, the Liens on Collateral securing the Notes shall be automatically and unconditionally released with respect to the relevant Collateral under any one or more of the following circumstances: (1) upon the sale, disposition or other transfer of such property or assets, including Capital Stock (other than to the Issuer or a Guarantor) to the extent not prohibited by Section 4.10;

-113- (2) in the case of a Guarantor that is released from its Note Guarantee, the release of the property and assets of such Guarantor; (3) with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or upon the release of a Guarantor that has pledged such Capital Stock; (4) pursuant to an amendment, supplement or waiver in accordance with Article 9; (5) if the Notes have been discharged or defeased pursuant to Article 8; or (6) upon the payment in full of the principal of, and together with accrued and unpaid interest on, the Notes and all other obligations under this Indenture, the Note Guarantees and the Security Documents that are then due and payable (other than contingent indemnification obligations that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof). (b) With respect to any release of Collateral permitted by this Section 10.03, upon receipt of a written request from the Issuer and supported by an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, any Junior Lien Intercreditor Agreement and any Pari Passu Intercreditor and Collateral Agency Agreement, if any, to such release have been met and that it is proper for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee or the Notes Collateral Agent, as applicable, shall, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents, any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor and Collateral Agency Agreement. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Security Document, any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor and Collateral Agency Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel. Section 10.04. Suits to Protect the Collateral. (a) Subject to the provisions of Article 7, the Security Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Notes Collateral Agent to take all actions it determines in order to: (1) enforce any of the terms of the Security Documents; and (2) collect and receive any and all amounts payable in respect of the Obligations hereunder. (b) Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have power to institute and to

-114- maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent. Section 10.05. Authorization of Receipt of Funds by the Trustee under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture. Section 10.06. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer. Section 10.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 10; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent, as applicable. Section 10.08. Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Securities, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (other than contingent indemnification obligations that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof) or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents other than any obligations that by their terms expressly survive, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall

-115- be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable. Section 10.09. Notes Collateral Agent. (a) By accepting a Security, each Holder shall be deemed to have irrevocably appointed the Notes Collateral Agent to act as its agent under the Security Documents and the Intercreditor Agreements to which it is a party, and to have irrevocably authorized and instructed the Notes Collateral Agent to (i) enter into the Security Documents and the Intercreditor Agreements to which it is a party, whether executed on or after the Issue Date; (ii) make any representations on behalf of the Holders set forth in the Security Documents and the Intercreditor Agreements; (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements; (iv) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, powers and discretions; and (ii) execute each document expressed to be executed by the Notes Collateral Agent on its behalf, whether executed on or after the Issue Date. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 10.09. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) The Notes Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate. (c) The Notes Collateral Agent shall have all the rights and protection provided in the Note Documents as well as the rights and protections afforded to the Trustee in Section 7.01(f) through (g), Section 7.02 and Section 7.06; provided, however, that the Issuer shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Notes Collateral Agent through the Notes Collateral Agent’s own willful misconduct or gross negligence. (d) Notwithstanding anything to the contrary in this Indenture or in any Security Document or the Intercreditor Agreements, in no event shall the Notes Collateral Agent, the

-116- Trustee, and any of their respective officers, directors, employees, attorneys or agents be responsible or liable for, nor do they make any representation regarding, the existence, genuineness, value or protection of any Collateral, for the legality, validity, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Notes or any defect or deficiency as to any such matters (including the filing of continuation or any Uniform Commercial Code financing or continuations statements or similar documents or instruments). (e) Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the Notes Collateral Agent shall not be obligated: (1) to act upon directions purported to be delivered to it by any other Person; (2) to foreclose upon or otherwise enforce any Lien securing the Securities; or (3) to take any other action whatsoever with regard to any or all Liens securing the Securities, the Security Documents or the Collateral. (f) In acting as Notes Collateral Agent, co-collateral agent or sub-collateral agent, the Notes Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7. Whenever executing any Security Document or Intercreditor Agreement or taking (or not taking) any action thereunder, the Notes Collateral Agent shall enjoy all the rights, protections, benefits, immunities and indemnities afforded to it hereunder in connection with the Security Documents and Intercreditor Agreements. (g) Except for such duties and responsibilities expressly set forth in this Indenture or under the Security Documents or Intercreditor Agreements, the Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes and, if it so requests, it shall first be secured and indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in this Indenture, the Intercreditor Agreements or the Security Documents, the Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. (h) After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements. The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may

-117- be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 10.09), subject to the terms of the Security Documents. (i) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. The Notes Collateral Agent may be removed by the Issuer at any time, upon 30 days’ written notice to the Notes Collateral Agent. The Holders of a majority in principal amount of the Notes may remove the Notes Collateral Agent by so notifying the Issuer and the Notes Collateral Agent in writing at least 30 days’ prior to the requested date of removal and may appoint a successor Notes Collateral Agent. If the Notes Collateral Agent resigns or is removed under this Indenture, and such Holders do not reasonably promptly appoint a successor the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed and has accepted such appointment within 30 days after the Notes Collateral Agent gave notice of resignation or was removed, the retiring Notes Collateral Agent or the Holders of at least 10% in aggregate principal amount of the Notes may, at their option, appoint a successor Notes Collateral Agent or petition a court of competent jurisdiction for the appointment of a successor (at the sole cost and expense of the Issuer). Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring or removed Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation or removal hereunder, the provisions of this Section 10.09 (and Section 7.06) shall continue to inure to its benefit and the retiring or removed Notes Collateral Agent shall not by reason of such resignation or removal be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture. (j) GLAS Trust Company LLC shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. (k) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set- off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

-118- (l) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions. (m) Neither the Trustee nor the Notes Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents. The Notes Collateral Agent shall not be obligated to file financing statements or continuation statements. (n) Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient. (o) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it, or errors in judgment made by it or any of its officers, employees or agents in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law). (p) The Notes Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any

-119- income thereon. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith. Neither the Notes Collateral Agent nor the Trustee shall be liable for the theft, loss, damage or destruction of any possessory collateral sent via overnight carrier. (q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent or the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent or the Trustee in the Collateral and that any such actions taken by the Notes Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent’s or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions CERCLA, 42 U.S.C. §9601, et seq, or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, subject to the terms of the Security Documents, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property. (r) Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby

-120- authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 10.09(r), (ii) certify that such Security Document complies with the terms of this Indenture and the Note Documents and that all conditions precedent under this Indenture and the Note Documents to such execution and delivery have been complied with and (iii) instruct the Notes Collateral Agent to execute and enter into such Security Document; provided that in no event shall the Notes Collateral Agent be required to enter into a Security Document that it determines adversely affects the Notes Collateral Agent. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents and the Notes Collateral Agent shall be entitled to conclusively rely upon such Security Document Order. (s) Upon receipt by the Notes Collateral Agent of a Security Document Order, the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any holder or the Trustee, the Junior Lien Intercreditor Agreement or the Pari Passu Intercreditor and Collateral Agency Agreement or any other intercreditor agreement, as applicable. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document referred to in this Section 10.09(s), (ii) certify that the Junior Lien Intercreditor or Pari Passu Intercreditor and Collateral Agency Agreement or any other intercreditor agreement (as applicable) complies with the terms of this Indenture and the Note Documents and that all conditions precedent under this Indenture and the Note Documents to such execution and delivery have been complied with and (iii) instruct the Notes Collateral Agent to execute and enter into the Junior Lien Intercreditor Agreement or the Pari Passu Intercreditor and Collateral Agency Agreement or any other intercreditor agreement (as applicable); provided that in no event shall the Notes Collateral Agent be required to enter into the Junior Lien Intercreditor Agreement or the Pari Passu Intercreditor and Collateral Agency Agreement or any other intercreditor agreement if it determines that such document adversely affects the Notes Collateral Agent. The holders, by their acceptance of the Notes, the Junior Lien Obligations, or the Other Pari Passu Lien Obligations, authorize and direct the Notes Collateral Agent to execute such agreements and the Notes Collateral Agent shall be entitled to conclusively rely on such Security Document Order. (t) For the avoidance of doubt, except as otherwise provided in the Security Documents and this Indenture, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. (u) Except as expressly set forth in this Indenture or under the Security Documents or Intercreditor Agreements, in each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding

-121- Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining. (v) Notwithstanding anything to the contrary contained herein but subject to the Security Documents, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral. (w) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Notes Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or earlier termination, resignation or removal of the Notes Collateral Agent, in such capacity, with respect to the holders of the Other Pari Passu Lien Obligations, as applicable, to the extent the Security Documents or Intercreditor Agreements remain in force thereafter Section 10.10. Designations. Except as provided in the next sentence, for purposes of the provisions hereof requiring the Issuer to designate Indebtedness for the purposes of the terms “Junior Lien Debt” and “Other Pari Passu Lien Obligations” or any other such designations hereunder or under any Junior Lien Intercreditor Agreement or any Pari Passu Intercreditor and Collateral Agency Agreement any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Notes Collateral Agent. ARTICLE XI. NOTE GUARANTEES Section 11.01. Guarantee. (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Notes Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Security Documents or the obligations of the Issuer hereunder or thereunder, that: (1) the principal of, and premium or interest, if any, on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, or premium or interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders, the Notes Collateral Agent or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

-122- (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. (a) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. (d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. (e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Notes Collateral Agent and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee. Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby

-123- irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Section 11.03. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor as of the date hereof hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers. The Note Guarantee of any future Guarantor shall be evidenced by entry of such Guarantor into a supplemental indenture in substantially the form attached as Exhibit A hereto. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. Section 11.04. Guarantors May Consolidate, etc., on Certain Terms. (a) A Guarantor that is a Subsidiary of the Issuer may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless: (1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and (2) either: (A) either (i) the Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture or such other supplements or joinders to the Security Documents, all the obligations of that Guarantor under the Notes, this Indenture, the Pari Passu Intercreditor and Collateral Agency Agreement, the other Security Documents and its Note Guarantee on the terms set forth therein; or (B) such transaction complies with Section 4.10 hereof. (b) Notwithstanding the foregoing, any Guarantor may (i) merge with a Restricted Subsidiary of the Issuer or another Guarantor solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (ii) convert into a corporation, partnership, limited partnership, limited liability company or

-124- trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in clause (1) of Section 11.04(a) hereof. (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof. Section 11.05. Releases. (a) The Note Guarantee of a Guarantor, together with all of its other obligations under this Indenture, will be released automatically and unconditionally without the need for any action by any party: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10 hereof or Section 11.04 hereof; (2) in connection with any sale or other disposition of Capital Stock of that Guarantor (including by way of consolidation or merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.10 hereof or Section 11.04 hereof and the Guarantor ceases to be the Issuer or a Restricted Subsidiary of the Issuer as a result of the sale or other disposition; (3) (i) if any Restricted Subsidiary that is a Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 4.15 hereof or (ii) if such Guarantor becomes an Excluded Subsidiary; (4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof; (5) solely in the case of a Note Guarantee created pursuant to Section 4.14 hereof, upon the release or discharge of the guarantee which resulted in the creation of such Note Guarantee pursuant to such covenant, except a discharge or release of such guarantee by or as a result of payment under such guarantee; (6) upon the liquidation or dissolution of such Guarantor;

-125- (7) at such time as such Guarantor ceases to both (x) guarantee any other Indebtedness of either of the Issuer and any other Guarantor and (y) be an obligor with respect to any Indebtedness under a Credit Facility, in each case, other than the Notes; and (8) upon such Guarantor consolidating with, merging into or transferring all or substantially all of its properties or assets to the Issuer or another Guarantor. (b) Upon the release of a Note Guarantee in accordance with the terms of this Section 11.05, all Collateral owned by the released Guarantor and the Capital Stock of the released Guarantor will also be automatically released. (c) Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that one or more Note Guarantees may be released under the terms of this Indenture, the Trustee will execute any documents reasonably requested in order to evidence the release of any Guarantor from its obligations under its Note Guarantee. (d) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, or premium or interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11. ARTICLE XII. SATISFACTION AND DISCHARGE Section 12.01. Satisfaction and Discharge. (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of transfer or exchange of the Notes, certain rights of the Trustee and the Notes Collateral Agent and the Issuer’s obligations with respect thereto as expressly provided herein), when: (1) either: (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise or are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to

-126- pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption; (C) the Issuer or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and (D) the Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be or (b) the Notes shall have been redeemed pursuant to Section 3.08. (b) In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Notes Collateral Agent stating that all conditions precedent to satisfaction and discharge have been satisfied. (c) The Collateral will be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with the provisions of this Section 12.01. (d) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(b), the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Section 12.02. Application of Trust Money. (a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01(a)(1)(b) hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or cash interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

-127- ARTICLE XIII. [RESERVED] ARTICLE XIV. MISCELLANEOUS Section 14.01. Notices. Any notice or communication by the Issuer, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mailing, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address: If to the Issuer and/or any Guarantor: Better Home & Finance Holding Company 3 World Trade Center, 175 Greenwich Street, 57th Floor New York, NY 10007 Email: ptuffin@better.com Attention: Paula Tuffin With copies to: Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Facsimile No.: (646) 728-1762 Attention: Carl Marcellino; Christopher Capuzzi If to the Trustee: 3 Second Street, Suite 206 Jersey City, New Jersey 07311 United States of America Email: tmgus@glas.agency; clientservices.usadcm@glas.agency Attention: TMGUS/Better Homes & Finance Holding Company If to the Notes Collateral Agent: 3 Second Street, Suite 206 Jersey City, New Jersey 07311 United States of America Email: tmgus@glas.agency; clientservices.usadcm@glas.agency Attention: TMGUS/Better Homes & Finance Holding Company The Issuer, any Guarantor, the Trustee or the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

-128- All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted electronically or by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Issuer mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time. Section 14.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or Notes Collateral Agent, as applicable, to take any action under this Indenture or any Security Document or Intercreditor Agreement, the Issuer shall furnish to the Trustee or Notes Collateral Agent, as applicable: (a) an Officer’s Certificate in form reasonably satisfactory to the Trustee or Notes Collateral Agent, as applicable (which must include the statements set forth in Section 14.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture, the Intercreditor Agreements or any Security Document relating to the proposed action have been satisfied; and (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee or Notes Collateral Agent, as applicable (which must include the statements set forth in Section 14.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. Section 14.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

-129- (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. Section 14.04. Rules by Trustee and Agents. The Trustee or Notes Collateral Agent may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. Section 14.05. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Note Documents or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Section 14.06. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE MANDATORILY REQUIRED THEREBY. The Issuer and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture and any of the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee, Notes Collateral Agent, any Agent, or Holder any otherwise have to bring any action or proceeding relating to this Indenture against the Issuer or any Guarantor or their properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situate within the State of New York or to enjoin any violations hereof or for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any Notes or to enforce, protect or maintain their rights and Claims or for any other lawful purpose. Each Issuer and Guarantor further agrees that any action or proceeding brought against the Trustee, the Notes Collateral Agent, any Agent or any Holder, if brought by the Issuer or any Guarantor, shall be brought only in New York State or, to the extent permitted by law, in such Federal court. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

-130- ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 14.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 14.08. Successors. All agreements of the Issuer in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee or the Notes Collateral Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. Section 14.09. Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Section 14.10. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronically including by PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically including by PDF transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or Notes Collateral Agent, as applicable, pursuant to reasonable procedures approved by the Trustee or Notes Collateral Agent. Section 14.11. Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof. Section 14.12. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Notes Collateral Agent, like all

-131- financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Notes Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Notes Collateral Agent with such information as it may request in order for the Trustee and the Notes Collateral Agent to satisfy the requirements of the U.S.A. PATRIOT Act. [Signatures on following pages]

[Signature Page to Indenture] Dated as of [●], 2025. ISSUER: BETTER HOME & FINANCE HOLDING COMPANY. By: Name: [●] Title: [●]

[Signature Page to Indenture] TRUSTEE: GLAS Trust Company LLC, as Trustee By: Name: Title:

[Signature Page to Indenture] NOTES COLLATERAL AGENT: GLAS Trust Company LLC, as Notes Collateral Agent By: Name: Title:

APPENDIX I LIST OF NON-GUARANTOR SUBSIDIARIES 1. Better Mortgage Corporation 2. Better House I, LLC 3. Better House II, LLC 4. BRE-1, LLC 5. BMC-1, LLC

[Transfer and Exchange Appendix - 1] APPENDIX II TRANSFER AND EXCHANGE 1. Definitions For the purposes of this Appendix the following terms shall have the meanings indicated below: “Definitive Note” means a certificated Initial Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e). “Exchange Agreement” means with respect to the Initial Notes initially issued on the Issue Date to the Purchaser, the Exchange Agreement dated [●], 2025, among the Issuer, the Guarantors and the Purchaser. “Purchaser” means SB Northstar LP, a Cayman Islands exempted limited partnership. “Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto. 2. The Notes. 2.1 (a) Form and Dating. The Initial Notes will be offered and sold to the Purchaser by the Issuer pursuant to the Exchange Agreement, and may not be exchanged for global notes to be deposited with any depositary. The Initial Notes initially sold to the Purchaser may thereafter be transferred in accordance with the restrictions on transfer set forth herein (including the restrictions on transfer specified in the legend described in Section 2.3(e) hereof). Initial Notes initially sold to an Affiliate of the Issuer shall be issued initially in the form of a Definitive Note in fully registered form, without interest coupons and with the applicable restricted securities legend set forth in Exhibit 1, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Without limiting the foregoing, the Holders of the Notes shall not transfer any of the Notes except (i) to any Affiliate of such Holder, without the Issuer’s consent; (ii) without the Issuer’s consent, to any transferee who together with such transferee’s Affiliates, does not, and following such transfer will not, own more than 20% of the total principal amount of Notes then- outstanding; (iii) with the Issuer’s consent (such consent not to be unreasonably withheld or delayed), and (iv) without the Company’s consent, to the extent an Event of Default under Section 6.01(a)(1)-(3) is continuing. (b) PIK Notes. In connection with any PIK Payment, the Issuer is entitled, without the consent of the Holders (and without regard to any restrictions or limitations set forth in Section 4.09 of this Indenture and Section 4.12 of this Indenture), to issue PIK Notes in the form of Definitive Notes under this Indenture having the same terms as the Initial Notes or the Additional Notes, as applicable, subject to Section 2.14 of this Indenture, in the amount of the applicable PIK Payment.

[Transfer and Exchange Appendix - 2] 2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an $155,000,000 aggregate principal amount of 6.00% Senior Secured Notes Due 2028, (2) from time to time, in accordance with the terms of this Indenture, PIK Notes and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of this Indenture, in each case upon an Authentication Order. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.09 and Section 4.12 of this Indenture. 2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request: (x) to register the transfer of such Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable: (A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; (B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or (C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuer so requests, an opinion of counsel or

[Transfer and Exchange Appendix - 3] other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(b)(i). (b) Legend. (i) Each Security certificate (and all Securities issued in exchange therefor or in substitution thereof) that is a Transfer Restricted Note, shall bear a legend (a “Restricted Legend”) in substantially the following form: THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A or (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER OF THE NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT (A) EITHER (1) THE HOLDER IS NOT A “BENEFIT PLAN INVESTOR” WITHIN THE MEANING OF SECTION 3(42) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THE NOTES CONSTITUTES “PLAN ASSETS” WITHIN THE MEANING OF ERISA, OR (2) THE PURCHASE AND HOLDING OF THE NOTES BY THE HOLDER WILL NOT CONSTITUTE OR RESULT IN A NON- EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (the

[Transfer and Exchange Appendix - 4] “CODE”), OR A VIOLATION UNDER ANY APPLICABLE STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR SECTION 4975 OF THE CODE; AND (B) NONE OF THE ISSUER, THE PURCHASER, THE TRUSTEE, THE GUARANTORS OR THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS A FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS A FIDUCIARY WITH RESPECT TO ANY DECISION BY HOLDER TO ACQUIRE, CONTINUE TO HOLD, OR TRANSFER THE NOTE. Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note) and, in each such case set forth in this paragraph, if the Registrar or Issuer so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Legend are no longer required in order to maintain compliance with the Securities Act. Any Notes issued with original issue discount shall bear the following legend on the face thereof: THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT: ATTN: TREASURER, BETTER HOME & FINANCE HOLDING COMPANY, 3 WORLD TRADE CENTER, 175 GREENWICH STREET, 57TH FLOOR, NEW YORK, NY 10007. (c) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no obligations hereunder in respect of transfers of which it has no actual knowledge.

Exhibit 1 to APPENDIX II [Transfer and Exchange Appendix - 5] [FACE OF NOTE] [Restricted Notes Legend] THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER OF THE NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT (A) EITHER (1) THE HOLDER IS NOT A “BENEFIT PLAN INVESTOR” WITHIN THE MEANING OF SECTION 3(42) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THE NOTES CONSTITUTES “PLAN ASSETS” WITHIN THE MEANING OF ERISA, OR (2) THE PURCHASE AND HOLDING OF THE NOTES BY THE HOLDER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (the “CODE”), OR A VIOLATION UNDER ANY APPLICABLE STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR SECTION 4975 OF THE CODE; AND (B) NONE OF THE ISSUER, THE PURCHASER, THE TRUSTEE, THE GUARANTORS OR THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION PARTIES”) HAS ACTED AS A FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS A FIDUCIARY

[Transfer and Exchange Appendix - 6] WITH RESPECT TO ANY DECISION BY HOLDER TO ACQUIRE, CONTINUE TO HOLD, OR TRANSFER THE NOTE. [Definitive Notes Legend] IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. [Original Issue Discount Legend] THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT: ATTN: TREASURER, BETTER HOME & FINANCE HOLDING COMPANY, 3 WORLD TRADE CENTER, 175 GREENWICH STREET, 57TH FLOOR, NEW YORK, NY 10007. [Insert “THIS IS A PIK NOTE”, if applicable]

[Transfer and Exchange Appendix - 7] No. ________ $________ 6.00% Senior Secured PIK Toggle Notes Due 2028 Better Home & Finance Holding Company, Inc., a Delaware corporation, promises to pay to ______, or registered assigns, the principal sum of ______ U.S. Dollars on December 31, 2028. Interest Payment Dates: June 30 and December 31, commencing on June 30, 2025. Record Dates: June 15 and December 15. Additional provisions of this Security are set forth on the other side of this Security. Dated:

[Transfer and Exchange Appendix - 8] BETTER HOME & FINANCE HOLDING COMPANY By:_______________________________ Name: Title:

[Transfer and Exchange Appendix - 9] This is one of the Notes referred to in the Within-mentioned Indenture: GLAS Trust Company LLC as Trustee By: _______________________________ Authorized Signatory Date:

[Transfer and Exchange Appendix - 10] [BACK OF NOTE] 6.00% SENIOR SECURED PIK TOGGLE NOTES DUE 2028 [PIK NOTE] Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) INTEREST. Better Home & Finance Holding Company (the “Issuer”) promises to pay or cause to be paid interest on the principal amount of this Note at 6.00% per annum from [●], 2025 until maturity pursuant to Section 2.14 and Section 4.01 of the Indenture. The Issuer will pay interest, if any, semi-annually in arrears on each Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that, if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 30, 2025. Notwithstanding the foregoing, the Issuer shall pay interest by either, at its option, (i) paying in cash or (ii) paying in kind by issuing additional PIK Notes in an aggregate principal amount equal to the relevant amount of interest to be paid in kind (rounded down to the nearest $1.00) and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver such PIK Notes in the form of Definitive Notes for original issuance to the Holders on the relevant Record Date, as shown by the records of the Registrar. Interest will be calculated based on the outstanding principal of the Notes as of the beginning of the applicable Interest Period rounded down to the nearest $1.00. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and cash interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuer, payment of cash interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and cash interest, if any, on, all Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding anything to the contrary herein, PIK Interest shall be paid in accordance with Section 2.14 of the Indenture. (3) PAYING AGENT AND REGISTRAR. Initially, GLAS Trust Company LLC, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer or any of the Subsidiaries of the Issuer may act as Paying Agent or Registrar.

[Transfer and Exchange Appendix - 11] (4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of [●], 2025 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder. (5) OPTIONAL REDEMPTION. (a) At any time prior to the Maturity Date, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes and PIK Notes), upon not less than 10 days but not more than 60 days notice before a redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of this Indenture), at a redemption price equal to 106.00% of the principal amount of Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with an amount not exceeding the net cash proceeds of one or more Equity Offerings, provided that: (i) at least 60% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (ii) the redemption occurs within 150 days of the date of the closing of such Equity Offering. (b) At any time prior to the Maturity Date, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 days but not more than 60 days notice before a redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of this Indenture), at a redemption price equal to: (i) 108.00% of the then outstanding principal amount thereof; plus (ii) the Make Whole Premium at the redemption date; plus (iii) accrued and unpaid interest (which shall be payable in cash and not as PIK Interest), if any, to, but excluding, the redemption date. Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. (6) MANDATORY REDEMPTION. Upon the occurrence of the Alternative Financing Trigger, the Purchaser may require redemption as described in Section 3.08 under the Indenture.

[Transfer and Exchange Appendix - 12] (7) REPURCHASE AT THE OPTION OF HOLDER. (a) If a Change of Control Triggering Event occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in Section 4.13 of the Indenture. In the Change of Control Offer, the Issuer will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the Change of Control Settlement Date. No later than 30 days following any Change of Control Triggering Event (or prior to the Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event), the Issuer will send a notice to each Holder and the Trustee electronically, or by first class mail, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Settlement Date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by Section 4.13 of the Indenture and described in such notice. (b) If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sale, within 10 Business Days of each date on which the aggregate amount Excess Proceeds of any such Asset Sale exceeds $40.0 million, the Issuer will make an Asset Sale Offer to all Holders of Notes and all holders of Other Pari Passu Lien Obligations containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other Other Pari Passu Lien Obligations (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the trustee or agent for such other Other Pari Passu Lien Obligations shall select such Other Pari Passu Lien Obligations to be purchased on a pro rata basis but with such adjustments as necessary so that no Notes or other Other Pari Passu Lien Obligations is purchased in part in an authorized denomination, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended in accordance with the Indenture) or with respect to Excess Proceeds of $40.0 million or less. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to

[Transfer and Exchange Appendix - 13] any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes. Notwithstanding any other provisions of this section, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this section, and such amounts may be retained by the applicable Foreign Subsidiary; provided that the Issuer will agree to use reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law to permit such repatriation and if at any time within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Net Proceeds so permitted to be repatriated will be promptly applied (net of any taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Net Proceeds of any Foreign Disposition would result in material adverse tax consequences (which, for the avoidance of doubt, includes, but is not limited to, any material tax liability as a result of a deemed dividend pursuant to Section 956 of the Code or a withholding tax) to the Issuer, any of its Subsidiaries, or any parent entity or beneficial owner, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary and an amount equal to such Net Proceeds will not be required to be applied in compliance with this section. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, nothing in the Indenture shall be construed to require any Subsidiary to repatriate cash. (8) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will send electronically, mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Notice of any redemption of the Notes may, at the Issuer’s discretion, be given prior to a transaction or event (including an Equity Offering and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall

[Transfer and Exchange Appendix - 14] be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 (or $1.00 in the case of PIK Notes) in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 10 days before the sending of a notice of redemption of Notes to be redeemed or during the period between a Record Date and the next succeeding Interest Payment Date or tendered and not withdrawn in connection with a Change of Control Offer or Asset Sale Offer. In connection with a transfer or exchange of Notes under the immediate preceding paragraph, the transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. (10) COLLATERAL. The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Notes Collateral Agent holds the Collateral in trust for the benefit of itself, the Trustee and the Holders of the Notes pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Notes Collateral Agent, as applicable, to enter into the Security Documents, and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith. (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture. (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to

[Transfer and Exchange Appendix - 15] Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code, to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or Guarantor’s properties or assets in accordance with the limitations set forth in the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder taken as a whole in any material respect, to secure the Notes or the Note Guarantees pursuant to the requirements of Section 4.12 of the Indenture, to provide for the issuance of Additional Notes and related guarantees (and the grant of security for the benefit of the Additional Notes and related guarantees) in accordance with the limitations set forth in the Indenture, to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or evidence and provide for a successor or replacement collateral agent under the Indenture or the Security Documents, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or in any of the Security Documents, to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the Indenture, to mortgage, pledge, hypothecate or grant a security interest for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuer’s and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Notes Collateral Agent in accordance with the terms of the Indenture or otherwise, to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture and the relevant Security Document, to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Guarantor, and to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the Indenture and the Note Guarantees. (13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) default in payment when due of the

[Transfer and Exchange Appendix - 16] principal of, or premium, if any, on the Notes; (iii) failure by the Issuer for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with the provisions of Sections 3.09, 4.10, 4.13 or 5.01 of the Indenture; (iv) failure by the Issuer for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions of Section 4.03 of the Indenture; (v) failure by the Issuer for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of the Notes outstanding to comply with any of their other agreements in the Indenture; (vi) subject to rescission as set forth in the Indenture, default under certain other agreements relating to Indebtedness of the Issuer or any of its Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount in excess of the greater of $85.0 million and 10.0% of the Issuer’s Consolidated Total Assets; (vii) failure by the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary, to pay non-appealable final judgments aggregating in excess of the greater of $85.0 million and 10.0% of the Issuer’s Consolidated Total Assets (to the extent not covered by insurance by a reputable and creditworthy insurer), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; (viii) the occurrence of any of the following: (a) except as permitted by the Indenture or the Security Documents, any Security Document ceases for any reason to be fully enforceable, or the Issuer or any Subsidiary of the Issuer shall so state in writing or bring an action to limit its obligations or liabilities thereunder, in any material respect; provided, that it will not be an Event of Default under Section 6.01(a)(8)(a) of the Indenture if the sole result of the failure of one or more Security Documents to be fully enforceable in any material respect is that any Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than the greater of $30.0 million and 4.0% of the Issuer’s Consolidated Total Assets ceases to be an enforceable and perfected Lien, subject only to Permitted Liens or (b) except as permitted by the Indenture or the relevant Security Documents, any Lien for the benefit of the Holders of the Notes purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of the greater of $30.0 million and 4.0% of the Issuer’s Consolidated Total Assets ceases to be an enforceable and perfected Lien in any material respect, subject only to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding of failure to comply with such requirement; provided that it will not be an Event of Default under Section 6.01(a)(8)(b) of the Indenture if such condition results from the failure of the Trustee or the Trustee to maintain possession or control of any Collateral; (ix) except as permitted by the Indenture, any Note Guarantee ceases to be in full force and effect, is declared null and void in a judicial proceeding or any Person acting on behalf of any Guarantor denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee; and (x) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary, all outstanding Notes will

[Transfer and Exchange Appendix - 17] become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer (and, if given by the Holders, to the Trustee) specifying the Event of Default. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to certain limitations, if a Default occurs and is continuing and is actually known to a responsible officer of the Trustee, the Trustee must send each Holder of the Notes notice of the Default within 90 days after it is actually known to a responsible officer of the Trustee. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase). The Issuer is required to deliver to the Trustee annually within 90 days after the end of the fiscal year a statement regarding compliance with the Indenture. Within 30 days of any officer of the Issuer becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a written statement specifying such Default or Event of Default, its status and what actions the Issuer is taking or propose to take in respect thereof, but only to the extent that such Default or Event of Default has not been cured by the end of such 30 day period. (14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee. (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Note Documents or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[Transfer and Exchange Appendix - 18] (18) [RESERVED]. (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. (20) CONFLICTS. In the event of a conflict between the provisions of the Indenture and this Note, the provisions of the Indenture shall control. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Better Home & Finance Holding Company 3 World Trade Center, 175 Greenwich Street, 57th Floor New York, NY 10007 Attention: Paula Tuffin

[Transfer and Exchange Appendix - 19] ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: _____________________________________ (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint ____________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Date: Your Signature: ___________________________________ (Sign exactly as your name appears on the face of this Note) Tax Identification No.: ___________________________________ In connection with any transfer of any of the Notes of notes bearing a restricted transfer legend, the undersigned confirms that such Notes are being transferred in accordance with its terms: CHECK ONE BOX BELOW  to the Issuer; or (1)  pursuant to an effective registration statement under the Securities Act of 1933; or (2)  inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[Transfer and Exchange Appendix - 20] (4)  pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933. Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee and the Issuer shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act. Signature Signature Guarantee*: Signature must be guaranteed Signature __________________________________________ ______________________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[Transfer and Exchange Appendix - 21] TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: __________________ ________________________________________ Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuer pursuant to Section 3.08, 4.10 or 4.13 of the Indenture, check the appropriate box below: Section 3.08 Section 4.10 Section 4.13 If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 3.08, Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $_______________ If electing to have this Note repurchased pursuant to Section 3.08 of the Indenture, check the appropriate box below: Cash Purchase Price Exchange Purchase Price Date: Your Signature: ___________________________________ (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: ________________ * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS] [ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ], among [ ] (the “Guaranteeing Subsidiary”), a subsidiary of Better Home & Finance Holding Company (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), [●], as collateral agent (in such capacity, the “Notes Collateral Agent”) and trustee under the Indenture referred to below (in such capacity, the “Trustee”). W I T N E S S E T H WHEREAS, the Issuer have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [●], 2025 providing for the issuance of 6.00% Senior Secured PIK Toggle Notes due 2028 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: 1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof. 3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuer or any Guarantor or any direct or indirect parent of the Issuer, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, the Note Documents or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. 4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL

INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. 5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. 6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof. 7. THE TRUSTEE AND THE NOTES COLLATERAL AGENT. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer. 8. RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written. Dated: ______________, [Guaranteeing Subsidiary] By: _________________________________ Name: Title: [Better Home & Finance Holding Company] By: _________________________________ Name: Title: [Notes Collateral Agent], as Notes Collateral Agent By: _________________________________ Authorized Signatory [Trustee], as Trustee By: _________________________________ Authorized Signatory